Filed Pursuant to Rule 424(b)(2)
Registration No. 333-132747

PROSPECTUS SUPPLEMENT (To Prospectus dated March 27, 2006)

Yield Optimization Notes with Contingent Protection
UBS AG $5,265,948.42 Notes linked to the common stock of Caterpillar Inc. due February 28, 2008
UBS AG $3,857,802.52 Notes linked to the common stock of Dell Inc. due February 28, 2008
UBS AG $5,063,782.50 Notes linked to the common stock of Motorola, Inc. due February 28, 2008
UBS AG $11,838,030.45 Notes linked to the common stock of Schlumberger Ltd. due February 28, 2008

We are offering four separate series of Yield Optimization Notes with Contingent Protection, each of which is an individual security. You may invest in one or more series of the Notes offered by this prospectus supplement. Except as otherwise indicated, the terms described below generally apply to each series of Notes.

Issuer (Booking Branch):	UBS AG (Jersey Branch)
Term; Maturity Date:	1 year; February 28, 2008

Principal Amount per Note:
Fixed at the Initial Price of the Underlying Securities of each series of Notes on February 21, 2007 (the “trade date”). The Principal Amount for each series of Notes will not, at any time, be subject to antidilution adjustments.

Coupon:	We will pay you interest during the term of the Notes, quarterly in arrears, pro rata on an unadjusted basis, at the rate per annum set forth on the table below, opposite
	each series of Notes.

Underlying Securities;
Each series of Notes is linked to certain underlying securities (the “Underlying Securities”). The Underlying Securities for each series of Notes, the market price of the applicable Underlying Securities on the trade date (the “Initial Price”) and the trigger price (the “Trigger Price”), which is 75% of the Initial Price, for

Initial Price; Trigger Price:	each series of Notes are indicated below.

				Trigger Price
				(75% of
Series of Notes	Coupon per Annum	Underlying Securities	Initial Price	Initial Price)

Caterpillar Notes	8.30%	Common stock of Caterpillar Inc.	$68.21	$51.16

Dell Notes	9.60%	Common stock of Del Inc.	$24.31	$18.23

Motorola Notes	10.10%	Common stock of Motorola, Inc.	$18.90	$14.18

Schlumberger Notes	10.60%	Common stock of Schlumberger Ltd.	$63.55	$47.66

Payment at Maturity:

The Payment at Maturity for each series of Notes in which you invest is linked to the performance of the applicable Underlying Securities. You will receive a payment at maturity per Principal Amount of the Notes, as follows:

An amount in cash equal to the Principal Amount, if the market price of the applicable Underlying Securities has not closed below the Trigger Price on any trading day during d;
the Observation Perio

or
One share of the applicable Underlying Securities (subject to antidilution adjustments), if the market price of the applicable Underlying Securities has closed below the Trigger Price on any trading day during the Observation Period.
The Underlying Securities delivered to you may have a market value less than 100% of thePrincipal Amount of your Notes or may be worthless. You may lose some or all of yourprincipal if the market price of the applicable Underlying Securities closes below the TriggerPrice on any trading day during the Observation Period. See “Specific Terms of the Notes—Payment at Maturity” beginning on page S-33

Observation Period:	The period starting on the trade date and ending on, and including, February 21, 2008 (the “final valuation date”).

No Listing:	The Notes will not be listed or displayed on any securities exchange or any electronic communications network.

To help investors identify appropriate structured investment products (“Structured Products”), UBS organizes its Structured Products into four categories: Protection Solutions, Optimization Solutions, Performance Solutions and Leverage Solutions. The securities offered hereby are classified by UBS as an Optimization Solution for this purpose. For a more detailed description of each of the four categories, please see “Structured Product Categorization” beginning on page S-4.

See “Risk Factors’’ beginning on page S-18 for risks related to an investment in the Notes.

The offering is registered with the Securities and Exchange Commission. Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and accompanying prospectus. Any representation to the contrary is a criminal offense.

The Notes are not deposit liabilities of UBS AG and are not FDIC insured.

					Price to Public		Underwriting Discount		Proceeds to UBS AG

						Per		Per		Per
Series of Notes	CUSIP		ISIN		Total	Security	Total	Security	Total	Security

Caterpillar Notes	90261	J582	US90261	J5829	$5,265,948.42	100%	$65,824.36	1.25%	$5,200,124.06	98.75%

Dell Notes	90261	J574	US90261	J5746	$3,857,802.52	100%	$48,222.53	1.25%	$3,809,579.99	98.75%

Motorola Notes	90261	J566	US90261	J5662	$5,063,782.50	100%	$63,297.28	1.25%	$5,000,485.22	98.75%

Schlumberger Notes	90261	J558	US90261	J5589	$11,838,030.45	100%	$147,975.38	1.25%	$11,690,055.07	98.75%

UBS Investment Bank							UBS Financial Services Inc.
Prospectus Supplement dated February 21, 2007

Prospectus Supplement Summary

The following is a summary of terms of the Notes, as well as a discussion of things you should consider before purchasing the Notes. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this prospectus supplement and in the accompanying prospectus. Please note that references to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries.

What are the Notes?

These Yield Optimization Notes with Contingent Protection are medium-term notes issues by UBS AG, the return on which is linked to the performance of the common stock of a specified corporation (the “Underlying Securities”). We are offering four separate series of Yield Optimization Notes with Contingent Protection that are identical in all respects, except that each series of Notes is linked to the performance of different Underlying Securities and is subject to the particular terms set forth in the table below.

Series of Notes		Underlying Securities		Trigger Price
				(75% of
	Coupon per Annum		Initial Price	Initial Price)

Caterpillar Notes	8.30%	Common stock of Caterpillar Inc	$68.21	$51.16

Dell Notes	9.60%	Common stock of Dell Inc.	$24.31	$18.23

Motorola Notes	10.10%	Common stock of Motorola, Inc.	$18.90	$14.18

Schlumberger Notes	10.60%	Common stock of Schlumberger Ltd.	$63.55	$47.66

In this prospectus supplement, we refer to the Caterpillar Notes, the Dell Notes, the Motorola Notes, and the Schlumberger Notes collectively as the “Notes.” The Notes are not sponsored, endorsed, sold or promoted by Caterpillar Inc., Dell Inc., Motorola, Inc. or Schlumberger Ltd. (each an “Underlying Securities Issuer”). Investing in the Notes is not equivalent to investing in the Underlying Securities. Each series of Notes is linked to applicable Underlying Securities, as indicated above. The performance of each series of Notes will depend on the performance of the Underlying Securities to which such series is linked and will not depend on the performance of any other series of Notes. Each of the Underlying Securities is described briefly below. For a more detailed description of the Underlying Securities, see “The Underlying Securities” on page S-24.

  Caterpillar Notes—According to publicly available information, Caterpillar Inc. operates three principal lines of business: machinery, engines and financial products. Caterpillar is headquartered in Peoria, Illinois and its common stock is listed on the Chicago Stock Exchange, New York Stock Exchange and the Pacific Exchange, Inc under the ticker symbol “CAT.”
  Dell Notes—According to publicly available information, Dell Inc. designs, develops, manufactures, markets, sells and supports a range of computer systems and services that are customized to customer requirements. Dell is headquartered in Round Rock, Texas and its common stock is listed on the Nasdaq Stock Exchange under the ticker symbol “DELL.”
  Motorola Notes—According to publicly available information, Motorola, Inc. builds, markets and sells products, services and applications that enable telephony, data and video. It is engaged in wireless, broadband and automotive communications. Motorola is headquartered in Schaumburg, Illinois and its common stock is listed on the Chicago Stock Exchange and the New York Stock Exchange under the ticker symbol “MOT.”
  Schlumberger Notes—According to publicly available information, Schlumberger Ltd. is an oilfield services company that supplies technology, project management and information solutions.

Schlumberger is headquartered at The Hague, The Netherlands and its common stock is listed on the New York Stock Exchange under the ticker symbol “SLB.”

Regardless of how the applicable Underlying Securities perform, we will pay you interest during the term of the Notes, quarterly in arrears, pro rata on an unadjusted basis, at the rate per annum set forth opposite each series of Notes above.

You may invest in one or more series of Notes offered by this prospectus supplement. Each series of Notes is a separate and distinct security. For each series of Notes in which you invest you will receive, at maturity, either a cash payment of the Principal Amount or one share of the applicable Underlying Securities, depending upon (1) the performance of the applicable Underlying Securities and (2) whether the market price of the applicable Underlying Securities closes below a certain price, subject to antidilution adjustment (the “Trigger Price”), which is 75% of the market price of the applicable Underlying Securities on the trade date (the “Initial Price”) on any day during the period (the “Observation Period”) starting February 21, 2007 (the “trade date”) and ending on, and including, February 21, 2008 (the “final valuation date”).

For each series of Notes in which you invest, you will receive a payment at maturity per Principal Amount of the Notes, as follows:

  An amount in cash equal to the Principal Amount, if the market price of the applicable Underlying Securities has not closed below the Trigger Price on any trading day during the Observation Period;
  or
  One share of the applicable Underlying Securities (subject to antidilution adjustments), if the market price of the applicable Underlying Securities has closed below the Trigger Price on any trading day during the Observation Period (fractional shares will be paid in cash).

The likelihood of the market price of the applicable Underlying Securities closing below the Trigger Price on any trading day during the Observation Period will depend in large part on the volatility of the market price of the applicable Underlying Securities—the frequency and magnitude of changes in the market price of the applicable Underlying Securities. If you receive shares of the Underlying Securities at maturity, their market value may be worth less than 100% of the Principal Amount of your Notes or may be worthless.

For a further description of how your payment at maturity will be calculated, see “Specific Terms of the Notes-Payment at Maturity” on page S-33.

Selected Purchase Considerations

  Coupon—You will receive interest at the rate per annum set forth opposite each series of Notes above on the Principal Amount of each of your Notes, regardless of the performance of the applicable Underlying Securities.
  Growth Potential—If your payment at maturity is in Underlying Securities and the market price of the applicable Underlying Securities has appreciated over the term of the Notes, you will share in that appreciation. However, if the market price of the applicable Underlying Securities has declined over the term of the Notes, you will receive shares of the Underlying Securities worth less than the Principal Amount of your Notes or that may be worthless.
  Contingent Principal Protection—Your principal will be protected only if you hold the Notes to maturity and the market price of the applicable Underlying Securities does not close below the Trigger Price on any trading day during the Observation Period.

What are some of the risks of the Notes?

An investment in the Notes involves risks. Some of these risks are summarized here, but we urge you to read the more detailed explanation of risks in “Risk Factors” on page S-18.

  Principal protection ONLY in limited circumstances—Your principal will be protected only if the market price of the applicable Underlying Securities never closes below the Trigger Price on any trading day during the Observation Period and the Notes are held to maturity.
  Market Risks—If the market price of the applicable Underlying Securities closes below the Trigger Price on any trading day during the Observation Period, you will be fully exposed to any decline in the market price of the applicable Underlying Securities over the term of the Notes. Accordingly, if the market price of the applicable Underlying Securities closes below the Trigger Price on any trading day during the Observation Period and the market price of the applicable Underlying Securities on the final valuation date is below the Initial Price, you will receive shares of the Underlying Securities worth less than the Principal Amount of your Notes or that may be worthless. If you sell your Notes before maturity, you may have to do so at a substantial discount from the issue price and, as a result, you may suffer substantial losses.
  There may be little or no secondary market for the Notes—The Notes will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Notes will develop. UBS Securities LLC and other affiliates of UBS currently intend to make a market in the Notes, although they are not required to do so and may stop making a market at any time. If you sell your Notes prior to maturity, you may have to sell them at a substantial loss.
  Owning the Notes is not the same as owning the applicable Underlying Securities—The return on your Notes may not reflect the return you would realize if you actually owned the applicable Underlying Securities. For instance, you will not receive or be entitled to receive any dividend payments or other distributions on the applicable Underlying Securities. Furthermore, the applicable Underlying Securities may appreciate substantially during the Observation Period and you will not profit from such appreciation unless the market price of the applicable Underlying Securities closed below the Trigger Price at least once during the Observation Period.

The Notes may be a suitable investment for you if:

  You believe the market price of the applicable Underlying Securities will not appreciate by more than the value of the Coupons paid on the Note.
  You believe the market price of the applicable Underlying Securities will not close below the Trigger Price on any trading day during the Observation Period.
  You are willing to make an investment that will be exposed to the same downside price risk as an investment in the applicable Underlying Securities if the contingent protection is eliminated.
  You are willing to receive shares of the applicable Underlying Securities at maturity if the contingent protection is eliminated.
  You are willing to accept the risk of fluctuations in the market price of the applicable Underlying Securities.
  You are willing to invest in the Notes based on the rates indicated for the Coupon set forth opposite each series of the Notes above.
  You are willing to hold the Notes until maturity.

The Notes may not be a suitable investment for you if:

  You believe the market price of the applicable Underlying Securities will appreciate by more than the value of the Coupons paid on the Note.
  You believe that the market price of the applicable Underlying Securities may close below the Trigger Price during the Observation Period on at least one trading day during the Observation Period.
  You are not willing to receive shares of the applicable Underlying Securities at maturity if the contingent protection is eliminated.
  You are not willing to accept the risks of owning equities in general and the applicable Underlying Securities in particular.
  You prefer the lower risk and therefore accept the potentially lower returns of fixed income investments with comparable maturities and credit ratings that bear interest at a prevailing market rate.
  You are unable or unwilling to hold the Notes to maturity.
  You seek an investment for which there will be an active secondary market.
  You seek an investment that is 100% principal protected.

Structured Product Categorization

To help investors identify appropriate Structured Products, UBS organizes its Structured Products, including the securities offered hereby, into four categories: Protection Solutions, Optimization Solutions, Performance Solutions and Leverage Solutions. The description below is intended to describe generally the four categories of Structured Products and the types of protection which may be offered on those products, but should not be relied upon as a description of any particular Structured Product.

  Protection Solutions are structured to provide investors with a high degree of principal protection, periodic coupons or a return at maturity with the potential to outperform traditional fixed income instruments. These Structured Products are designed for investors with low to moderate risk tolerances.
  Optimization Solutions are structured to optimize returns or yield within a specified range. These Structured Products are designed for investors with moderate to high risk tolerances. Optimization Solutions may be structured to provide no principal protection, partial protection, buffer protection or contingent protection.
  Performance Solutions are structured to be strategic alternatives to index funds or ETFs or to allow efficient access to new markets. These Structured Products are designed for investors with moderate to high risk tolerances. Performance Solutions may be structured to provide no principal protection, partial protection, buffer protection or contingent protection.
  Leverage Solutions are structured to provide leveraged exposure to the performance of an underlying asset. These Structured Products are designed for investors with high risk tolerances.

“Buffer protection,” if applicable, provides principal protection against a decline in the price or level of the underlying asset down to a specified threshold; investors will lose more than 1% of principal for every 1% decline in the price or level of the underlying asset below the specified threshold. “Partial protection,” if applicable, provides principal protection against a decline in the price or level of the underlying asset down to a specified threshold; investors will lose 1% of principal for every 1% decline in the price or level of the underlying asset below the specified threshold. “Contingent protection,” if applicable, provides principal protection at maturity as long as the price or level of the underlying asset does not trade below a specified threshold; if the price or level of the asset does decline below the specified threshold, all principal protection is lost.

Classification of Structured Products into categories is not intended to guarantee particular results or performance.

What are the tax consequences?

The United States federal income tax consequences of your investment in the Notes are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” on page S-46.

The terms of the Notes require (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) that you treat your Notes for tax purposes as consisting of two components:

1)	A debt instrument issued by us; and

2)	A contingent forward contract relating to the applicable Underlying Securities which you entered into with us on the trade date as part of your initial investment in the Notes.

Under this tax treatment, the interest paid in respect of each series of Notes is divided into two components for tax purposes, the debt component and the contract component, as set forth below:

1)	Debt component—The interest on the debt component is taxed as ordinary income in the year it

	Series of Notes	Coupon per Annum	Debt Component	Contract Component

	Caterpillar Notes	8.30%	5.37%	2.93%

	Dell Notes	9.60%	5.37%	4.23%

	Motorola Notes	10.10%	5.37%	4.73%

	Schlumberger Notes	10.60%	5.37%	5.23%

is received or accrued depending on your method of accounting for tax purposes.

2)	Contract component—The contract component is generally not taxed until sale or maturity. At maturity, the contract component is taxed:

as a short-term capital gain if principal is repaid in cash; or

as a reduction of the cost basis if shares are delivered.

In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat your Notes as described above, but it would also be reasonable to treat your Notes as a single contingent debt instrument subject to the special tax rules governing contingent debt instruments. Because of this uncertainty, we urge you to consult your tax advisor as to the tax consequences of your investment in the Notes.

Hypothetical examples of the return of the Caterpillar Notes at maturity

The examples below are based on the following assumptions:

Initial Price for Caterpillar Inc.	68.21	The Principal Amount of your Notes will be equal to the Initial Price
Common Stock:
Coupon:	8.30%	Per annum, payable quarterly
Quarterly Coupon Payment:	$1.42	(Initial Price of the Underlying Securities - 8.30%) / 4

Annualized current dividend yield on	2.00%	Hypothetical dividend yield is based on expectations of dividends paid from the hypothetical trade date to the hypothetical final valuation date
Caterpillar Inc. Common Stock:

Trigger Price:	$51.16	75% of the Initial Price The period starting on the trade date and ending on, and including,
Observation Period:		the final valuation date (daily close)

If the market price of the applicable Underlying Securities has closed below the Trigger Price on any trading day during the Observation Period, you will receive one share of the applicable Underlying Securities for each of your Notes. The value of the shares you receive may be worth more or less than your principal and may be worthless.

Example 1 — The market price of the applicable Underlying Securities does not close below the Trigger Price of $51.16 on any trading day during the Observation Period and the market price of the applicable Underlying Securities at maturity is $60.00, which is $8.21 below the Initial Price.

Calculation of cash payment at maturity on the Securities

Since the market price of the applicable Underlying Securities did not close below the Trigger Price on any trading day during the Observation Period, you will receive a total of $73.87 in cash for each Note purchased which includes:

100% of your Principal Amount =	$68.21
Four Coupon payments of $1.42 =	$5.66
Total:	$73.87

Total return on Note
(including four Coupon payments and the Principal Amount of the Note)	8.30%

Comparable Return on a direct investment in the Common Stock
Share price on the trade date	$68.21
Share price on the final valuation date	$60.00
Dividends received	$1.36
Total return of Common Stock
(including cash dividend payments of 2.00% and the performance of
the Common Stock between the trade date and the final valuation date)	–10.04%

Example 2 — The market price of the applicable Underlying Securities does not close below the Trigger Price of $51.16 on any trading day during the Observation Period and the market price of the applicable Underlying Securities at maturity is $70.00, which is $1.79 above the Initial Price

Calculation of the return of the Notes at maturity

Since the market price of the applicable Underlying Securities did not close below the Trigger Price on any trading day during the Observation Period, you will receive a total of $73.87 in cash for each Note purchased which includes:

100% of your Principal Amount =	$68.21
Four Coupon payments of $1.42 =	$5.66
Total:	$73.87

Total return on Note
(including four Coupon payments and the Principal Amount of the Note)	8.30%

Comparable Return on a direct investment in the Common Stock
Share price on the trade date	$68.21
Share price on the final valuation date	$70.00
Dividends received	$1.36
Total return of Common Stock
(including cash dividend payments of 2.00% and the performance of the
Common Stock between the trade date and the final valuation date)	4.62%

Example 3 — The market price of the applicable Underlying Securities closes below the Trigger Price of $51.16 on at least one trading day during the Observation Period and the market price of the applicable Underlying Securities at maturity is $40.00, which is $28.21 below the Initial Price

Calculation of the return of the Notes at maturity

Since the market price of the applicable Underlying Securities closed below the Trigger Price on at least one trading day during the Observation Period, you will receive one share of the applicable Underlying Securities for each Note purchased with a market value of $40.00 and $5.66 in total Coupon payments in cash:

Market price of one Underlying Security delivered =	$40.00
Four Coupon payments of $1.42 =	$5.66
Total:	$45.66

Total return on Note
(including four Coupon payments and the market value of the
Common Stock as per the final valuation date)	–33.06%

Comparable Return on a direct investment in the Common Stock
Share price on the trade date	$68.21
Share price on the final valuation date	$40.00
Dividends received	$1.36
Total return of Common Stock
(including cash dividend payments of 2.00% and the performance of the
Common Stock between the trade date and final valuation date)	–39.36%

Example 4 — The market price of the applicable Underlying Securities closes below the Trigger Price of $51.16 on at least one trading day during the Observation Period and the market price of the applicable Underlying Securities at maturity is $70.00, which is $1.79 above the Initial Pricee

Calculation of the return of the Notes at maturity

Since the market price of the applicable Underlying Securities closed below the Trigger Price on at least one trading day during the Observation Period, you will receive one share of the applicable Underlying Securities for each Note purchased with a market value of $70.00 and $5.66 in total Coupon payments in cash:

Market price of one Underlying Security delivered =			$70.00
Four Coupon payments of $1.42 =			$5.66
	Total:		$75.66

Total return on Note
(including four Coupon payments and the market value of the
Common Stock as per the final valuation date)			10.92%

Comparable Return on a direct investment in the Common Stock
Share price on the trade date			$68.21
Share price on the final valuation date			$70.00
Dividends received			$1.36
Total return of Common Stock (including cash dividend payments of 2.00% and the performance of the Common Stock between the
trade date and the final valuation date)			4.62%

Summary chart of hypothetical examples for Caterpillar Inc.

	Example 1	Example 2	Example 3	Example 4

Initial Price equals Principal Amount of Notes	$68.21	$68.21	$68.21	$68.21
Trigger Price (75% of the Initial Price)	$51.16	$51.16	$51.16	$51.16
Hypothetical lowest market price	$60.00	$70.00	$40.00	$40.00
Did the Underlying Securities close below the Trigger Price on at
least one trading day during the Observation Period?	No	No	Yes	Yes
Will you receive shares of the Underlying Securities?	No	No	Yes	Yes
Hypothetical market price of the Underlying Securities
at final valuation date	$50.00	$70.00	$40.00	$70.00
Amount received at maturity per Principal Amount of your
Notes (either in cash value or market value of Common Stock)	$73.87	$73.87	$45.66	$75.66
Return on Note (including Coupon payments and the
Principal Amount of the Note or the market value of the
Common Stock)	8.30%	8.30%–33.06%		10.92%
Total return of direct investment in the Underlying Securities
(including cash dividend payments of 2.00% and the
performance of the Common Stock between the trade date
and the final valuation date)	–10.04%	4.62%–39.36%		4.62%

Hypothetical examples of the return of the Dell Notes at maturity

The examples below are based on the following assumptions:

Initial Price for Dell Inc. Common Stock:	$24.31	Principal Amount of Notes will be equal
		to the Initial Price
Coupon:	9.60%	Per annum, payable quarterly
Quarterly Coupon payment:	$0.58	(Initial Price of the Underlying Security -
		9.60%) / 4
Annualized current dividend yield
on Dell Inc. Common Stock:	0.00%	Hypothetical dividend yield is based on
		expectations of dividends paid from the
		hypothetical trade date to the hypothetical
		final valuation date
Trigger Price:	$18.23	75% of the Initial Price
Observation Period:		The period starting on the trade date and
		ending on, and including, the final
		valuation date

If the market price of the applicable Underlying Securities has closed below the Trigger Price on any trading day during the Observation Period, you will receive one share of the applicable Underlying Securities for each of your Notes. The value of the shares you receive may be worth more or less than your principal and may be worthless.

Example 1—The market price of the applicable Underlying Securities does not close below the Trigger Price of $18.23 on any trading day during the Observation Period and the market price of the applicable Underlying Securities at maturity is $20.00, which is $4.31 below the Initial Price

Calculation of the return of the Notes at maturity

Since the market price of the applicable Underlying Securities did not close below the Trigger Price on any trading day during the Observation Period, you will receive a total of $26.64 in cash for each Note purchased which includes:

100% of your Principal Amount =	$24.31
Four Coupon payments of $0.58 =	$2.33
Total:	$26.64

Total return on Note
(including four Coupon payments and the Principal Amount of the Note)	9.60%

Comparable Return on a direct investment in the Common Stock
Share price on the trade date	$24.31
Share price on the final valuation date	$20.00
Dividends received	$0.00
Total return of Common Stock
(including cash dividend payments of 0.00% and the performance of the
Common Stock between the trade date and the final valuation date)	–17.73%

Example 2—The market price of the applicable Underlying Securities does not close below the Trigger Price of $18.23 on any trading day during the Observation Period and the market price of the applicable Underlying Securities at maturity is $30.00, which is $5.69 above the Initial Price

Calculation of the return of the Notes at maturity

Since the market price of the applicable Underlying Securities did not close below the Trigger Price on any trading day during the Observation Period, you will receive a total of $26.64 in cash for each Note purchased which includes:

100% of your Principal Amount =	$24.31
Four Coupon payments of $0.58 =	$2.33
Total:	$26.64

Total return on Note
(including four Coupon payments and the Principal Amount of the Note)	9.60%

Comparable Return on a direct investment in the Common Stock
Share price on the trade date	$24.31
Share price on the final valuation date	$30.00
Dividends received	$0.00
Total return of Common Stock
(including cash dividend payments of 0.00% and the performance of the
Common Stock between the trade date and the final valuation date)	23.41%

Example 3—The market price of the applicable Underlying Securities closes below the Trigger Price of $18.23 on at least one trading day during the Observation Period and the market price of the applicable Underlying Securities at maturity is $17.00, which is $7.31 below the Initial Price

Calculation of the return of the Notes at maturity

Since the market price of the applicable Underlying Securities closed below the Trigger Price on at least one trading day during the Observation Period, you will receive one share of applicable Underlying Securities for each Note purchased with a market value of $17.00 and $2.33 in total Coupon payments in cash:

Market price of one Underlying Security delivered =	$17.00
Four Coupon payments of $0.58 =	$2.33
Total:	$19.33

Total Return on Note
(including four Coupon payments and the market value of the
Common Stock as per the final valuation date)	–20.47%

Comparable Return on a direct investment in the Common Stock
Share price on the trade date	$24.31
Share price on the final valuation date	$17.00
Dividends received	$0.00
Total return of Common Stock
(including cash dividend payments of 0.00% and the performance of the
Common Stock between the trade date and the final valuation date)	–30.07%

Example 4-The market price of the applicable Underlying Securities closes below the Trigger Price of $18.23 on at least one trading day during the Observation Period and the market price of the applicable Underlying Securities at maturity is $30.00, which is $5.69 above the Initial Price

Calculation of the return of the Notes at maturity

Since the market price of the applicable Underlying Securities closed below the Trigger Price on at least one trading day during the Observation Period, you will receive one share of the applicable Underlying Securities for each Note purchased with a market value of $30.00 and $2.33 in total Coupon payments in cash:

Market price of one Underlying Security delivered =			$30.00
Four Coupon payments of $0.58 =			$2.33
	Total:		$32.33

Total return on Note
(including four Coupon payments and the market value of the
Common Stock as per the final valuation date)			33.01%

Comparable Return on a direct investment in the Common Stock
Share price on the trade date			$24.31
Share price on the final valuation date			$30.00
Dividends received			$0.00
Total return of Common Stock
(including cash dividend payments of 0.00% and the performance of the
Common Stock between the trade date and the final valuation date)			23.41%

Summary chart of hypothetical examples for Dell Inc.

	Example 1	Example 2	Example 3	Example 4
Initial Price equals Principal Amount of Notes	$24.31	$24.31	$24.31	$24.31
Trigger Price (75% of the Initial Price)	$18.23	$18.23	$18.23	$18.23
Hypothetical lowest market price	$20.00	$30.00	$17.00	$17.00
Did the underlying Securities close below the Trigger
Price on at least one trading day during the
Observation Period?	No	No	Yes	Yes
Will you receive shares of the Underlying Securities?	No	No	Yes	Yes
Hypothetical market price of the Underlying Securities at
final valuation date	$20.00	$30.00	$17.00	$30.00
Amount received at maturity per Note (either in cash
value or market value of Common Stock)	$26.64	$26.64	$19.33	$32.33
Return on Note (including Coupon payments and the Principal
Amount of the Note or the market value of the Common Stock)	9.60%	9.60%–20.47%		33.01%
Total return of a direct investment in the Underlying
Securities (including cash dividend payments of 0.00%
and the performance of the Common Stock between the
trade date and the final valuation date)	17.73%	23.41%–30.07%		23.41%

Hypothetical examples of the return of the Motorola Notes at maturity

The examples below are based on the following assumptions:

Initial Price for Motorola Inc. Common Stock:	$18.90	Principal Amount of Notes will be equal
		to Initial Price
Coupon:	10.10%	Per annum, payable quarterly
Quarterly Coupon payment:	$0.48	(Initial Price of the Underlying Security x
		10.10%) / 4
Annualized current dividend yield on
Motorola Common Stock:	1.08%	Hypothetical dividend yield is based on
		expectations of dividends paid from the
		hypothetical trade date to the hypothetical
		final valuation date
Trigger Price:	$14.18	75% of the Initial Price
Observation Period:		The period starting on the trade date and
		ending on, and including, the final
		valuation date

If the market price of the applicable Underlying Securities has closed below the Trigger Price on any trading day during the Observation Period, you will receive one share of the applicable Underlying Securities for each of your Notes. The value of the shares you receive may be worth more or less than your principal and may be worthless.

Example 1—The market price of the applicable Underlying Securities does not close below the Trigger Price of $14.18 on any trading day during the Observation Period and the market price of the applicable Underlying Securities at maturity is $15.00, which is $3.90 less than the Initial Price

Calculation of the return of the Notes at maturity

Since the market price of the applicable Underlying Securities did not close below the Trigger Price on any trading day during the Observation Period, you will receive a total of $20.81 in cash for each Note purchased which includes:

100% of your Principal Amount =	$18.90
Four Coupon payments of $0.48 =	$1.91
Total:	$20.81

Total return on Note
(including four Coupon payments and the Principal Amount of the Note)	10.10%

Comparable Return on a direct investment in the Common Stock
Share price on the trade date	$18.90
Share price on the final valuation date	$15.00
Dividends received	$0.20
Total return of Common Stock
(including cash dividend payments of 1.08% and the performance of the
Common Stock between the trade date and the final valuation date)	–19.55%

Example 2—The market price of the applicable Underlying Securities does not close below the Trigger Price of $14.18 on any trading day during the Observation Period and the market price of the applicable Underlying Securities at maturity is $25.00, which is $6.10 above the Initial Price

Calculation of the return of the Notes at maturity

Since the market price of the applicable Underlying Securities did not close below the Trigger Price on any trading day during the Observation Period, you will receive a total of $20.81 in cash for each Note purchased which includes:

100% of your Principal Amount =	$18.90
Four Coupon payments of $0.48 =	$1.91
Total:	$20.81

Total return on Note
(including four Coupon payments and the Principal Amount of the Note)	10.10%

Comparable Return on a direct investment in the Common Stock
Share price on the trade date	$18.90
Share price on the final valuation date	$25.00
Dividends received	$0.20
Total return of Common Stock
(including cash dividend payments of 1.08% and the performance of the
Common Stock between the trade date and the final valuation date)	33.33%

Example 3—The market price of the applicable Underlying Securities closes below the Trigger Price of $14.18 on at least one trading day during the Observation Period and the market price of the applicable Underlying Securities at maturity is $13.50, which is $5.40 below the Initial Price

Calculation of the return of the Notes at maturity

Since the market price of the applicable Underlying Securities closed below the Trigger Price on at least one trading day during the Observation Period, you will receive one share of applicable Underlying Securities for each Note purchased with a market value of $13.50 and $1.91 in total Coupon payments in cash:

Market price of one Underlying Security delivered =	$13.50
Four Coupon payments of $0.48 =	$1.91
Total:	$15.41

Total return on Note
(including four Coupon payments and the market value of the
Common Stock as per the final valuation date)	–18.47%

Comparable Return on a direct investment in the Common Stock
Share price on the trade date	$18.90
Share price on the final valuation date	$13.50
Dividends received	$0.20
Total return of Common Stock
(including cash dividend payments of 1.08% and the performance of the
Common Stock between the trade date and the final valuation date)	–27.49%

Example 4—The market price of the applicable Underlying Securities closes below the Trigger Price of $14.18 on at least one trading day during the Observation Period and the market price of the applicable Underlying Securities at maturity is $25.00 which is $6.10 above the Initial Price

Calculation of the return of the Notes at maturity

Since the market price of the applicable Underlying Securities closed below the Trigger Price on at least one trading day during the Observation Period, you will receive one share of the applicable Underlying Securities for each Note purchased with a market value of $25.00 and $1.91 in total Coupon payments in cash:

Market price of one Underlying Security delivered =			$25.00
Four Coupon payments of $0.48 =			$1.91
	Total:		$26.91

Total return on Note
(including four Coupon payments and the market value of the
Common Stock as per the final valuation date)			42.38%

Comparable Return on a direct investment in the Common Stock
Share price on the trade date			$18.90
Share price on the final valuation date			$25.00
Dividends received			$0.20
Total return of Common Stock
(including cash dividend payments of 1.08% and the performance of the
Common Stock between the trade date and the final valuation date)			33.36%

Summary chart of hypothetical examples for Motorola, Inc.

	Example 1	Example 2	Example 3	Example 4
Initial Price equals Principal Amount of Notes	$18.90	$18.90	$18.90	$18.90
Trigger Price (75% of the Initial Price)	$14.18	$14.18	$14.18	$14.18
Hypothetical lowest market price	$15.00	$25.00	$13.50	$13.50
Did the Underlying Securities close below the Trigger Price on
at least one trading day during the Observation Period?	No	No	Yes	Yes
Will you receive shares of the Underlying Securities?	No	No	Yes	Yes
Hypothetical market price of the Underlying Securities at
final valuation date	$15.00	$25.00	$13.50	$25.00
Amount received at maturity per Note (either in cash value or
market value of Common Stock)	$20.81	$20.81	$15.41	$26.91
Return on Note (including Coupon payments and the
Principal Amount of the Note or the market value of the
Common Stock)	10.10%	10.10%–18.47%		42.38%
Total Return on a direct investment in the Underlying
Securities (including cash dividend payments of 1.08%
and the performance of the Common Stock between the
trade date and the final valuation date)	–19.55%	33.36%–27.49%		33.36%

Hypothetical examples of the return of the Schlumberger Notes at maturity

The examples below are based on the following assumptions:

Initial Price for Schlumberger Ltd.	$63.55	Principal Amount of Notes will be equal to Initial Price
Common Stock:
Coupon:	10.60%	Per annum, payable quarterly
Quarterly Coupon payment:	$1.68	(Initial Price of the Underlying Security x10.60%) x 4

Annualized current dividend yield on	1.00%	Hypothetical dividend yield is based on expectations of dividends paid from the hypothetical trade date to the hypothetical final valuation date
Schlumberger LTD Common Stock:

Trigger Price:	$47.66	75% of the Initial Price The period starting on the trade date and ending on, and including, the final valuation date
Observation Period:

If the market price of the applicable Underlying Securities has closed below the Trigger Price on any trading day during the Observation Period, you will receive one share of the applicable Underlying Securities for each of your Notes. The value of the shares you receive may be worth more or less than your principal and may be worthless.

Example 1—The market price of the applicable Underlying Securities does not close below the Trigger Price of $47.66 on any trading day during the Observation Period and the market price of the applicable Underlying Securities at maturity is $50.00, which is $2.34 below the Initial Price

Calculation of the return of the Notes at maturity

Since the market price of the applicable Underlying Securities did not close below the Trigger Price on any trading day during the Observation Period, you will receive a total of $70.29 in cash for each Note purchased which includes:

100% of your Principal Amount =	$63.55
Four Coupon payments of $1.68	$6.74
Total:	$70.29

Total return on Note
(including four Coupon payments and the Principal Amount of the Note)	10.60%

Comparable Return on a direct investment in the Common Stock
Share price on the trade date	$63.55
Share price on the final valuation date	$50.00
Dividends received	$0.64
Total return of Common Stock
(including cash dividend payments of 1.00% and the performance of the
Common Stock between the trade date and the final valuation date)	–20.32%

Example 2—The market price of the applicable Underlying Securities does not close below the Trigger Price of $47.66 on any trading day during the Observation Period and the market price of the applicable Underlying Securities at maturity is $75.00 which is $11.45 above the Initial Price

Calculation of the return of the Notes at maturity

Since the market price of the applicable Underlying Securities did not close below the Trigger Price on any trading day during the Observation Period, you will receive a total of $70.29 in cash for each Note purchased which includes:

100% of your Principal Amount =	$63.55
Four Coupon payments of $1.68	$6.74
Total:	$70.29

Total return on Note
(including four Coupon payments and the Principal Amount of the Note)	10.60%

Comparable Return on a direct investment in the Common Stock
Share price on the trade date	$63.55
Share price on the final valuation date	$75.00
Dividends received	$0.64
Total return of Common Stock
(including cash dividend payments of 1.00% and the performance of the
Common Stock between the trade date and the final valuation date)	19.02%

Example 3—The market price of the applicable Underlying Securities closes below the Trigger Price of $47.66 on at least one trading day during the Observation Period and the market price of the applicable Underlying Securities at maturity is $50.00, which is $13.55 below the Initial Price

Calculation of the return of the Notes at maturity

Since the market price of the applicable Underlying Securities closed below the Trigger Price on at least one trading day during the Observation Period, you will receive one share of applicable Underlying Securities for each Note purchased with a market value of $50.00 and $6.74 in total Coupon payments in cash:

Market price of one Underlying Security delivered =	$50.00
Four Coupon payments of $1.68	$6.74
Total:	$56.74

Total return on Note
(including four Coupon payments and the market value of the
Common Stock as per the final valuation date)	–10.72%

Comparable Return on a direct investment in the Common Stock
Share price on the trade date	$63.55
Share price on the final valuation date	$50.00
Dividends received	$0.64
Total return of Common Stock
(including cash dividend payments of 1.00% and the performance of the
Common Stock between the trade date and the final valuation date)	–20.32%

Example 4—The market price of the applicable Underlying Securities closes below the Trigger Price of $47.66 on at least one trading day during the Observation Period and the market price of the applicable Underlying Securities at maturity is $75.00, which is $11.45 above the Initial Price

Calculation of the return of the Notes at maturity

Since the market price of the applicable Underlying Securities closed below the Trigger Price on at least one trading day during the Observation Period, you will receive one share of the applicable Underlying Securities for each Note purchased with a market value of $75.00 and $6.74 in total Coupon payments in cash:

Market price of one Underlying Security delivered =			$75.00
Four Coupon payments of $1.68 =			$6.74
	Total:		$81.74

Total return on Note
(including four Coupon payments and the market value of the
Common Stock as per the final valuation date)			28.62%

Comparable Return on a direct investment in the Common Stock
Share Price on the trade date			$63.55
Share Price on the final valuation date			$75.00
Dividends received			$0.64
Total return of Common Stock
(including cash dividend payments of 1.00% and the performance of the
Common Stock between the trade date and the final valuation date)			19.02%

Summary chart of hypothetical examples for Schlumberger Ltd.

	Example 1	Example 2	Example 3	Example 4
Initial Price equals Principal Amount of Notes	$63.55	$63.55	$63.55	$63.55
Trigger Price (75% of the Initial Price)	$47.66	$47.66	$47.66	$47.66
Hypothetical lowest market price	$50.00	$75.00	$41.50	$41.50
Did the Underlying Securities close below the Trigger
Price on at least one trading day during the
Observation Period?	No	No	Yes	Yes
Will you receive shares of the Underlying Securities?	No	No	Yes	Yes
Hypothetical market price of the Underlying Securities
at final valuation date	$50.00	$75.00	$50.00	$75.00
Amount received at Maturity per Note (either in cash value or
market value of Common Stock)	$70.29	$70.29	$56.74	$81.74
Return on Note (including Coupon payments and the
Principal Amount of the Note or the market value
of the Common Stock)	10.60%	10.60%–10.72%		28.62%
Total return on a direct investment in the Underlying
Securities (including cash dividend payments of 1.00%
and the performance of the Common Stock between the
trade date and the final valuation date)	–20.32%	19.02%–20.32%		19.02%

Risk Factors

The return on the Notes is linked to the performance of the applicable Underlying Securities. Investing in the Notes is not equivalent to investing directly in the applicable Underlying Securities. This section describes the most significant risks relating to the Notes. We urge you to read the following information about these risks, together with the other information in this prospectus supplement and the accompanying prospectus, before investing in the Notes.

If the market price of the applicable Underlying Securities closes below the Trigger Price on any trading day during the Observation Period, the Notes will have no principal protection. You will receive shares of the applicable Underlying Securities instead of a cash payment at Maturity and you will be exposed to the full downside risk of the applicable Underlying Securities.

The Notes combine features of equity and debt. The Notes differ from ordinary debt securities in that we will not pay you 100% of your Principal Amount at maturity in cash if the market price of the applicable Underlying Securities closes below the Trigger Price on any trading day during the Observation Period. In that event, we will pay you at maturity one share of the applicable Underlying Securities per Principal Amount of your Notes which may have a market value of less than 100% of the Principal Amount of your Notes or may be worthless, and you will be exposed to the full downside risk of the applicable Underlying Securities. Accordingly, if the market price of the applicable Underlying Securities closes below the Trigger Price on any trading day during the Observation Period and the market price of the Notes at the final valuation date is below the Initial Price, you will receive shares of the Underlying Securities worth less than the Principal Amount of your Note or that may be worthless. Your principal will be protected only if the market price of the applicable Underlying Securities does not close below the Trigger Price on any trading day during the Observation Period and you hold your Notes to maturity.

Risks you should consider relating to the applicable Underlying Securities.

Caterpillar Inc., Dell Inc., Motorola, Inc. and Schlumberger Ltd. (each, an “Underlying Securities Issuer”) are subject to various market risks. Consequently, the Underlying Securities may fluctuate depending on the respective markets in which the Underlying Securities Issuers operate. Market forces outside of our control could therefore cause any or all of the Underlying Securities to fall below the Trigger Price during the Observation Period. The Underlying Securities Issuers must periodically file financial and other information that can be accessed at the website of the United States Securities and Exchange Commission (“SEC”) (http://www.sec.gov). See “The Underlying Securities” on page S-24 for a brief description of the Underlying Securities.

Holders of the Underlying Securities are subject to risks similar to those of holders of other equity securities.

The market value of the Notes may be influenced by unpredictable factors, including volatile market prices of the applicable Underlying Securities.

The market value of your Notes may fluctuate between the date you purchase them and the final valuation date when the calculation agent will determine your payment at maturity. Therefore, you may sustain a significant loss if you sell the Notes in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the Notes. We expect that generally the market price of the applicable Underlying Securities on any day, and whether the market price of the applicable Underlying Securities has previously closed below the Trigger Price on any day during the Observation

Risk Factors

Period, will affect the market value of the Notes more than any other single factor. Other factors that may influence the market value of the Notes include:

  the frequency and magnitude of changes in the market price of the applicable Underlying Securities (volatility)
  the dividend rate paid on the applicable Underlying Securities (while not paid to holders of the Notes, dividend payments on the applicable Underlying Securities may influence the market price of the applicable Underlying Securities and the market value of options on the applicable Underlying Securities and therefore affect the market value of the Notes)
  supply and demand for the Notes, including inventory positions with UBS Securities LLC or any other market maker economic, financial, political, regulatory, geographical, agricultural, judicial or other events that affect the market price of the applicable Underlying Securities and stock markets generally interest and yield rates in the market
  the time remaining to the maturity of the Notes
  the creditworthiness of UBS

These factors interrelate in complex ways, and the effect of one factor on the market value of your Notes may offset or enhance the effect of another factor.

Owning the Notes is not the same as owning the applicable Underlying Securities.

The return on your Notes may not reflect the return you would realize if you actually owned the applicable Underlying Securities. This is the case because you will not receive dividends paid on the applicable Underlying Securities. In addition, changes in the market price of the applicable Underlying Securities may not result in a comparable change in the market value of the Notes. Even if the market price of the applicable Underlying Securities increases above the Initial Price, the market value of the Notes may not increase or may not increase by the same amount. It is also possible for the market price of the applicable Underlying Securities to increase moderately while the market value of the Notes declines.

You will not receive dividend payments on, or have shareholder rights in, the applicable Underlying Securities.

You will not receive any dividend payments or other distributions on the applicable Underlying Securities. As an owner of the Notes, you will not have voting rights or any other rights that holders of the applicable Underlying Securities may have.

You have limited antidilution protection.

UBS Securities LLC, as calculation agent for the Notes, will adjust the amount payable at maturity by adjusting the number of Underlying Securities that may be delivered at maturity in the event that the market price of the applicable Underlying Securities closes below the Trigger Price on any trading day during the Observation Period for certain events affecting the applicable Underlying Securities, such as stock splits and stock dividends, and certain other actions involving the applicable Underlying Securities. However, the calculation agent is not required to make an adjustment for every corporate event that can affect the applicable Underlying Securities. If an event occurs that does not require the calculation agent to adjust the number of Underlying Securities that may be delivered at maturity, the market value of the

Risk Factors

Notes and the payment at maturity may be materially and adversely affected. You should refer to “Specific Terms of the Notes—Role of Calculation Agent” on page S-43 for a description of the items that the calculation agent is responsible to determine.

Historical performance of the Underlying Securities should not be taken as an indication of the future performance of the Underlying Securities during the term of the Notes.

The historical performance of the Underlying Securities should not be taken as an indication of the future performance of the Underlying Securities. As a result, it is impossible to predict whether the market price of the Underlying Securities will rise or fall. Market prices of the Underlying Securities will be influenced by complex and interrelated political, economic, financial and other factors that can affect the market prices of the Underlying Securities, as discussed above.

There may not be an active trading market in the Notes—sales in the secondary market may result in significant losses.

You should be willing to hold your Notes until maturity. There may be little or no secondary market for the Notes. The Notes will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and other affiliates of UBS currently intend to make a market for the Notes, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may stop any such market-making activities at any time.

If you sell your Notes before maturity, you may have to do so at a substantial discount from the issue price, and as a result you may suffer substantial losses. In addition, you will not receive principal protection.

Trading and other transactions by UBS or its affiliates in the applicable Underlying Securities, or futures or options or other derivative products on the applicable Underlying Securities, may impair the market value of the Notes.

As described below under “Use of Proceeds and Hedging” on page S-44, we or one or more affiliates may hedge our obligations under the Notes by purchasing the applicable Underlying Securities, futures or options on the applicable Underlying Securities or other derivative instruments with returns linked or related to changes in the performance of the applicable Underlying Securities, and we may adjust these hedges by, among other things, purchasing or selling the applicable Underlying Securities, futures or options or other derivative instruments at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of the applicable Underlying Securities and, therefore, the market value of the Notes. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the Notes declines.

We or one or more of our affiliates may also engage in trading in the applicable Underlying Securities and other investments relating to the applicable Underlying Securities on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of the applicable Underlying Securities and, therefore, the market value of the Notes. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the applicable Underlying Securities. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the Notes.

UBS Securities LLC and other affiliates of UBS also currently intend to make a secondary market in the Notes. As market makers, trading of the Notes may cause UBS Securities LLC or other affiliates of UBS

Risk Factors

to be long or short the Notes in their inventory. The supply and demand for the Notes, including inventory positions of market makers, may affect the secondary market price for the Notes.

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Notes. Any such research, opinions or recommendations could affect the market price of the Underlying Securities to which the Notes are linked or the market value of the Notes.

UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. UBS and its affiliates have published research or other opinions that call into question the investment view implicit in the Notes. For instance, UBS Investment Bank, a UBS affiliate, has recently published research that may be inconsistent with an investment in the Schlumberger Notes. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Notes and the Underlying Securities to which the Notes are linked.

The business activities of UBS or its affiliates may create conflicts of interest.

As noted above, UBS and its affiliates expect to engage in trading activities related to the applicable Underlying Securities that are not for the account of holders of the Notes or on their behalf. These trading activities may present a conflict between the holders’ interest in the Notes and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including block trades and options and other derivatives transactions for their customers and in accounts under their management. These trading activities, if they influence the market price of the applicable Underlying Securities, could be adverse to such holders’ interests as beneficial owners of the Notes.

UBS and its affiliates may, at present or in the future, engage in business with the applicable Underlying Securities Issuer, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS or another affiliate of UBS and the interests of holders of the Notes as beneficial owners of the Notes. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the market price of the applicable Underlying Securities and, therefore, the market value of the Notes.

UBS and its affiliates have no affiliation with any of the applicable Underlying Securities Issuer and are not responsible for their public disclosure of information.

We and our affiliates are not affiliated with the applicable Underlying Securities Issuer in any way (except for licensing arrangements discussed below in “The Underlying Securities” beginning on page S-24) and have no ability to control or predict their actions, including any errors in or discontinuation of public disclosure regarding the applicable Underlying Securities. If any Underlying Securities Issuer discontinues or suspends public disclosure regarding the applicable Underlying Securities, it may become difficult to determine the market value of the Notes or the payment at maturity. The calculation agent may designate successor underlying securities in its sole discretion. If the calculation agent determines in its sole discretion that no successor underlying securities comparable to the applicable Underlying Securities exist, the payment you receive at maturity will be determined by the calculation agent in its sole discretion. See “Specific Terms of the Notes—Market Disruption Event” on page S-34 and “Specific Terms of the Notes—Delisting or suspension of trading of the applicable Underlying Securities” on page S-42. The applicable Underlying Securities Issuers is not involved in the offer of the Notes in any way and has no obligation to consider your interest as an owner of the Notes in taking any actions that might affect the market value of your Notes.

Risk Factors

We have derived the information about the applicable Underlying Securities Issuer and the applicable Underlying Securities in this prospectus supplement from publicly available information, without independent verification. Neither we nor any of our affiliates assume any responsibility for the adequacy or accuracy of the information about the applicable Underlying Securities Issuer or the applicable Underlying Securities contained in this prospectus supplement. You, as an investor in the Notes, should make your own investigation into the applicable Underlying Securities Issuer and the applicable Underlying Securities for your series.

There are potential conflicts of interest between you and the calculation agent.

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the payment to you on the Notes at maturity. For a fuller description of the calculation agent’s role, see “Specific Terms of the Notes—Role of Calculation Agent” on page S-43. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the applicable Underlying Securities has occurred or is continuing on a day when the calculation agent will determine the market price of the applicable Underlying Securities. This determination may, in turn, depend on the calculation agent’s judgment whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the calculation agent may affect the market value of the Notes, the calculation agent may have a conflict of interest if it needs to make any such decision.

The calculation agent can postpone the maturity date if a market disruption event occurs on the final valuation date.

If the calculation agent determines that a market disruption event has occurred or is continuing on the final valuation date, the final valuation date will be postponed until the first business day on which no market disruption event occurs or is continuing. If such a postponement occurs, then the calculation agent will instead use the market price of the applicable Underlying Securities on the first business day after that day on which no market disruption event occurs or is continuing. In no event, however, will the final valuation date be postponed by more than ten business days. As a result, the maturity date for the Notes could also be postponed, although not by more than ten business days.

If the final valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the final valuation date. If the market price of the applicable Underlying Securities is not available on the last possible final valuation date either because of a market disruption event or for any other reason, the calculation agent will make a good faith estimate in its sole discretion of the market price of the applicable Underlying Securities that would have prevailed in the absence of the market disruption event or such other reason. See “Specific Terms of the Notes—Market Disruption Event” on page S-34.

The inclusion of commissions and compensation in the original issue price is likely to adversely affect secondary market prices.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates are willing to purchase the Notes in secondary market transactions will likely be lower than the initial public offering price, since the initial public offering price included, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to the Notes. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

Risk Factors

Significant aspects of the tax treatment of the Notes are uncertain.

Significant aspects of the tax treatment of the Notes are uncertain. We do not plan to request a ruling from the Internal Revenue Service regarding the tax treatment of the Notes, and the Internal Revenue Service or a court may not agree with the tax treatment described in this prospectus supplement. Please read carefully the section entitled “What are the tax consequences of the Notes?” in the summary section above, “Supplemental U.S. Tax Considerations” below, and the section “U.S. Tax Considerations” in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

The Underlying Securities

Provided below is a brief description of the respective Underlying Securities Issuers obtained from publicly available information, as well as a table that sets forth the quarterly high and low market prices for each of the Underlying Securities. The information given below is for the four calendar quarters in each of 2003, 2004, 2005 and 2006. Partial data is provided for the first calendar quarter of 2007. We obtained the market price information set forth below from Bloomberg, L.P. without independent verification. You should not take the historical prices of the Underlying Securities as an indication of future performance.

Each of the Underlying Securities are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates. In addition, information filed by the respective Underlying Securities Issuers with the SEC can be reviewed electronically through a web site maintained by the SEC. The address of the SEC’s web site is http://www.sec.gov. Information filed with the SEC by the respective Underlying Securities Issuers under the Exchange Act can be located by reference to its SEC file number provided below.

Information about the respective Underlying Securities Issuers may also be obtained from other sources such as press releases, newspaper articles and other publicly disseminated documents, as well as from each issuer’s website. We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by those issuers with the SEC.

Caterpillar Inc.

According to publicly available information, Caterpillar Inc. (“Caterpillar”) is a Delaware corporation, which operates three principal lines of business: Machinery, Engines and Financial Products. The machinery line of business includes the design, manufacture, marketing and sales of construction, mining and forestry machinery. The engines line of business includes the design, manufacture, marketing and sales of engines for Caterpillar machinery. The financial products line of business consists primarily of Caterpillar Financial Services Corporation (“Cat Financial”), Caterpillar Insurance Holdings, Inc. (“Cat Insurance”), Caterpillar Power Ventures Corporation (“Cat Power Ventures”) and their subsidiaries. Cat Financial provides a wide range of financial alternatives to customers and dealers of Caterpillar machinery and engines. Cat Insurance provides various forms of insurance to customers and dealers of Caterpillar machinery and engines. Cat Power Ventures invests in independent power projects using Caterpillar power generation equipment and services.

Information filed by Caterpillar with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-768, or its CIK Code: 0000018230. Caterpillar’s website is (http://www.cat.com).

Caterpillar is headquartered in Peoria, Illinois and its common stock is listed on the Chicago Stock Exchange, New York Stock Exchange and the Pacific Exchange, Inc under the ticker symbol “CAT.” Caterpillar announced a quarterly cash dividend of $0.30 per share of its common stock on December 13, 2006. The dividend was be paid on February 20, 2007 to stockholders of record at the close of business on January 22, 2007.

The Underlying Securities

Historical Data

The following table sets forth the quarterly high and low market prices for Caterpillar’s common stock, based on daily closing prices on the primary exchange for Caterpillar Inc., as reported by Bloomberg, L.P. Caterpillar’s market price on February 21, 2007 was $68.21.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low

1/2/2003	3/31/2003	26.28	21.02
4/1/2003	6/30/2003	28.95	24.83
7/1/2003	9/30/2003	36.71	27.79
10/1/2003	12/31/2003	42.38	35.53
1/2/2004	3/31/2004	42.51	36.58
4/1/2004	6/30/2004	42.05	36.13
7/1/2004	9/30/2004	40.25	34.81
10/1/2004	12/31/2004	49.24	38.52
1/3/2005	3/31/2005	49.98	43.26
4/1/2005	6/30/2005	51.10	41.73
7/1/2005	9/30/2005	59.40	47.65
10/3/2005	12/30/2005	59.64	48.92
1/3/2006	3/31/2006	76.26	59.27
4/3/2006	6/30/2006	81.14	66.32
7/3/2006	9/29/2006	74.77	62.77
10/2/2006	12/29/2006	69.93	59.00
1/3/2007	2/21/2007	68.21*	58.17*

* High and low prices are for the period starting January 3, 2007 and ending February 21, 2007.

Source: Bloomberg, L.P.

Past movements of the Underlying Securities are not indicative of the future performance of the Underlying Securities.

The graph below illustrates the performance of Caterpillar’s common stock from January 31, 1996 through February 21, 2007. The dotted line signifies the Trigger Price (75% of the Initial Price).

Past movements of the Underlying Securities are not indicative of the future performance of the Underlying Securities.

The Underlying Securities

Dell Inc.

According to publicly available information, Dell Inc. (“Dell”) is a Delaware corporation, which designs, develops, manufactures, markets, sells and supports a range of computer systems and services that are customized to customer requirements. These include enterprise systems (servers, storage, workstations and networking products), client systems (notebook and desktop computer systems), printing and imaging systems, software and peripherals, and global services. The Company markets and sells its products and services directly to its customers, which include corporate, government, healthcare and education accounts, as well as small-to-medium businesses and individual customers. Dell operates principally in one industry and is managed in three geographic segments: the Americas; Europe, Middle East and Africa; and Asia Pacific-Japan.

Information filed by Dell with the SEC under the Exchange Act can be located by reference to its SEC file number: 0-17017, or its CIK Code: 0000826083. Dell’s website is (http://www.dell.com).

Dell is headquartered in Round Rock, Texas and its common stock is listed on the NASDAQ Stock Exchange under the ticker symbol “DELL.” Dell does not currently pay dividends on its common stock.

Historical Data

The following table sets forth the quarterly high and low market prices for Dell’s common stock, based on daily closing prices on the primary exchange for Dell Inc., as reported by Bloomberg, L.P. Dell’s market price on February 21, 2007 was $24.31.

Quarter Begin	Quarter End	Quarterly High		Quarterly Low

1/2/2003	3/31/2003	28.78		22.86
4/1/2003	6/30/2003	32.46		27.21
7/1/2003	9/30/2003	34.94		30.94
10/1/2003	12/31/2003	36.98		32.65
1/2/2004	3/31/2004	35.97		31.20
4/1/2004	6/30/2004	36.66		34.05
7/1/2004	9/30/2004	36.18		33.12
10/1/2004	12/31/2004	42.38		34.25
1/3/2005	3/31/2005	41.79		38.03
4/1/2005	6/30/2005	40.77		34.83
7/1/2005	9/30/2005	41.54		33.36
10/3/2005	12/30/2005	33.97		29.02
1/3/2006	3/31/2006	32.00		28.90
4/3/2006	6/30/2006	29.85		23.63
7/3/2006	9/29/2006	24.59		19.91
10/2/2006	12/29/2006	27.62		22.97
1/3/2007	2/21/2007	27.26	*	23.51	*

* High and low prices are for the period starting January 3, 2007 and ending February 21, 2007.

Source: Bloomberg, L.P.

Past movements of the Underlying Securities are not indicative of the future performance of the Underlying Securities.

The Underlying Securities

The graph below illustrates the performance of Dell’s common stock from January 31, 1996 through February 21, 2007. The dotted line signifies the Trigger Price (75% of the Initial Price).

Source: Bloomberg, L.P.

Past movements of the Underlying Securities are not indicative of the future performance of the Underlying Securities.

Motorola Inc.

According to publicly available information, Motorola, Inc. (“Motorola”) is a Delaware corporation, which provides end-to-end seamless mobility products. Motorola builds, markets and sells products, services and applications that enable telephony, data and video. It is engaged in wireless, broadband and automotive communications. Motorola’s four operating business segments include Mobile Devices Segment; Government and Enterprise Mobility Solutions Segment; Networks Segment, and Connected Home Solutions Segment. It is a provider of wireless handsets, which transmit and receive voice, text, images, multimedia and other forms of information, communication and entertainment. The Company develops, manufactures and markets public and enterprise wireless infrastructure communications systems, including hardware, software and services. Motorola is also a provider of customized, end-to-end wireless communications and information systems.

Information filed by Motorola with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-7221, or its CIK Code: 0000068505. Motorola’s website is (http://www.motorola.com).

Motorola is headquartered in Schaumburg, Illinois and its common stock is listed on the Chicago Stock Exchange and the New York Stock Exchange under the ticker symbol “MOT.” Motorola announced a quarterly cash dividend of $0.05 per share of its common stock on February 12, 2007. The dividend will be paid on April 13, 2007 to stockholders of record at the close of business on March 15, 2007.

Historical Data

The following table sets forth the quarterly high and low market prices for Motorola’s common stock, based on daily closing prices on the primary exchange for Motorola, Inc. as reported by Bloomberg, L.P. Motorola’s market price on February 21, 2007 was $18.90.

The Underlying Securities

Quarter Begin	Quarter End	Quarterly High		Quarterly Low

1/2/2003	3/31/2003	8.89		6.90
4/1/2003	6/30/2003	8.71		7.01
7/1/2003	9/30/2003	11.21		7.80
10/1/2003	12/31/2003	12.70		10.86
1/2/2004	3/31/2004	16.88		12.98
4/1/2004	6/30/2004	18.55		14.52
7/1/2004	9/30/2004	16.27		12.64
10/1/2004	12/31/2004	18.30		14.82
1/3/2005	3/31/2005	17.43		14.72
4/1/2005	6/30/2005	18.87		14.61
7/1/2005	9/30/2005	23.87		18.50
10/3/2005	12/30/2005	24.77		19.77
1/3/2006	3/31/2006	24.53		20.53
4/3/2006	6/30/2006	24.08		19.31
7/3/2006	9/29/2006	25.27		18.69
10/2/2006	12/29/2006	26.20		20.26
1/3/2007	2/21/2007	20.57	*	18.01	*

* High and low prices are for the period starting January 3, 2007 and ending February 21, 2007.

Source: Bloomberg, L.P.

Past movements of the Underlying Securities are not indicative of the future performance of the Underlying Securities.

The graph below illustrates the performance of Motorola’s common stock from January 31, 1996 through February 21, 2007. The dotted line signifies the Trigger Price (75% of the Initial Price).

Past movements of the Underlying Securities are not indicative of the future performance of the Underlying Securities.

The Underlying Securities

Schlumberger Ltd.

According to publicly available information, Schlumberger Ltd. (“Schlumberger”), a Netherlands Antilles corporation, is an oilfield services company which supplies technology, project management and information solutions. Schlumberger consists of two business segments: Schlumberger Oilfield Services and WesternGeco. Schlumberger Oilfield Services is an oilfield services company supplying a range of technology services and solutions to the international oil and gas industry. WesternGeco, 70% owned by Schlumberger and 30% owned by Baker Hughes, is an advanced surface seismic company.

Information filed by Schlumberger with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-4601, or its CIK Code: 0000087347. Schlumberger’s website is (http://www.slb.com).

Schlumberger is headquartered at The Hague, The Netherlands and its common stock is listed on the New York Stock Exchange under the ticker symbol “SLB.” Schlumberger’s common stock is also listed on Euronext Paris, Euronext Amsterdam, The London Stock Exchange and SWX Swiss Exchange. Schlumberger announced a quarterly cash dividend of $0.175 per share of its common stock on January 18, 2007. The dividend will be paid on April 6, 2007 to stockholders of record at the close of business on February 21, 2007.

Historical Data

The following table sets forth the quarterly high and low market prices for Schlumberger’s common stock, based on daily closing prices on the primary exchange for Schlumberger Ltd. as reported by Bloomberg, L.P. Schlumberger’s market price on February 21, 2007 was $63.55.

Quarter Begin	Quarter End	Quarterly High		Quarterly Low

1/2/2003	3/31/2003	21.55		18.04
4/1/2003	6/30/2003	24.89		18.71
7/1/2003	9/30/2003	25.54		22.32
10/1/2003	12/31/2003	27.84		23.05
1/2/2004	3/31/2004	33.24		26.35
4/1/2004	6/30/2004	32.08		27.73
7/1/2004	9/30/2004	33.83		29.46
10/1/2004	12/31/2004	34.63		30.61
1/3/2005	3/31/2005	39.00		31.74
4/1/2005	6/30/2005	39.09		32.58
7/1/2005	9/30/2005	43.62		37.91
10/3/2005	12/30/2005	51.44		39.24
1/3/2006	3/31/2006	65.33		52.10
4/3/2006	6/30/2006	73.37		54.51
7/3/2006	9/29/2006	68.07		54.73
10/2/2006	12/29/2006	68.92		57.46
1/3/2007	2/21/2007	65.12	*	56.52	*

* High and low prices are for the period starting January 3, 2007 and ending February 21, 2007.

Source: Bloomberg, L.P.

Past movements of the Underlying Securities are not indicative of the future performance of the Underlying Securities.

The Underlying Securities

The graph below illustrates the performance of Schlumberger’s common stock from January 31, 1996 through February 21, 2007. The dotted line signifies the Trigger Price (75% of the Initial Price).

Past movements of the Underlying Securities are not indicative of the future performance of the Underlying Securities.

Valuation of the Notes

Each series of Notes is linked to the performance of different Underlying Securities and is subject to the particular terms set forth in the table below. The performance of each series of Notes will depend on the performance of the Underlying Securities to which such series is linked and will not depend on the performance of any other series of Notes.

				Trigger Price
		Underlying		(75% of the
Series of Notes	Coupon per Annum	Securities	Initial Price	Initial Price)

Caterpillar Notes	8.30%	Common Stock of	$68.21	$51.16
		Caterpillar Inc.

Dell Notes	9.60%	Common Stock of	$24.31	$18.23
		Dell Inc.

Motorola Notes	10.10%	Common Stock of	$18.90	$14.18
		Motorola, Inc.

Schlumberger	10.60%	Common Stock of	$63.55	$47.66
Notes		Schlumberger Ltd.

At maturity. For each series of Notes in which you invest, you will receive a payment at maturity per Principal Amount of the Notes, which will be calculated as follows:

  Principal Amount in cash, if the market price of the applicable Underlying Securities has not closed below the Trigger Price on any trading day during the Observation Period;
  or
  One share of the applicable Underlying Securities (subject to antidilution adjustments), if the market price of the applicable Underlying Securities has closed below the Trigger Price on any trading day during the Observation Period.

The likelihood of the market price of the applicable Underlying Securities closing below the Trigger Price on any trading day during the Observation Period will depend in large part on the volatility of the market price of the applicable Underlying Securities—the frequency and magnitude of changes in the market price of the applicable Underlying Securities. If you receive shares of the Underlying Securities at maturity, their market value may be less than 100% of the Principal Amount of your Notes or may be worthless.

Prior to maturity. Regardless of how the applicable Underlying Securities perform, we will pay you interest during the term of the Notes, quarterly in arrears, pro rata on an unadjusted basis, at the rate per annum set forth opposite each series of Notes above.

The market value of the Notes will be affected by several factors, many of which are beyond our control. We expect that generally the market price of the applicable Underlying Securities on any day, and whether the market price of the applicable Underlying Securities has previously closed below the Trigger Price any day during the Observation Period, will affect the market value of the Notes more than any other single factor. Other factors that may influence the market value of the Notes include, but are not limited to, the volatility of the market price of the applicable Underlying Securities, supply and demand, the level of interest rates and other economic conditions, as well as the perceived creditworthiness of UBS. See “Risk Factors” beginning on page S-18 for a discussion of the factors that may influence the market value of the Notes prior to maturity.

Specific Terms of the Notes

In this section, references to “holders” mean those who own the Notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Notes registered in street name or in the Notes issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Notes should read the section entitled “Description of Notes We May Offer—Legal Ownership of Notes” in the accompanying prospectus.

We are offering four separate series of Notes. You may invest in one or more series of Notes offered by this prospectus supplement. The return on each series of Notes is linked to the performance of the common stock of a specified corporation (the “Underlying Securities”):

  The Caterpillar Notes are linked to the common stock of Caterpillar Inc. (the “Caterpillar Notes”).
  The Dell Notes are linked to the common stock of Dell Inc. (the “Dell Notes”).
  The Motorola Notes are linked to the common stock of Motorola, Inc. (the “Motorola Notes”).
  The Schlumberger Notes are linked to the common stock of Schlumberger Ltd. (the “Schlumberger Notes”).

The Notes are part of a series of debt securities entitled “Medium Term Notes, Series A” that we may issue, from time to time, under the indenture more particularly described in the accompanying prospectus. This prospectus supplement summarizes specific financial and other terms that apply to the Notes. Terms that apply generally to all Medium Term Notes, Series A are described in “Description of Notes We May Offer” in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling. Except as otherwise indicated, the terms described here apply generally to the Caterpillar Notes, the Dell Notes, the Motorola Notes and the Schlumberger Notes.

Please note that the information about the price to public and net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Notes. If you have purchased the Notes in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Notes in more detail below. Reference to the “Underlying Securities” are to the Caterpillar Notes, the Dell Notes, the Motorola Notes or the Schlumberger Notes, as applicable.

Coupon

The Notes bear interest from February 28, 2007 at the rate per annum set forth opposite each series of Notes in the table below, payable quarterly in arrears in equal installments on May 29, 2007, August 28, 2007, November 28, 2007 and February 28, 2008 pro rata, on an unadjusted basis. In the case of any period other than a full quarterly period, interest will be calculated on the basis of a 360-day year of twelve 30-day months. This annual interest amount will be composed of a coupon representing interest at the rate per annum and a coupon representing an option premium at the rate per annum, as set forth below.

Specific Terms of the Notes

		Debt	Contract
Series of Notes	Coupon per Annum	Component	Component

Caterpillar Notes	8.30%	5.37%	2.93%

Dell Notes	9.60%	5.37%	4.23%

Motorola Notes	10.10%	5.37%	4.73%

Schlumberger Notes	10.60%	5.37%	5.23%

Denominations

For each series of Notes in which you invest, your minimum investment is one Note at the Principal Amount. The Principal Amount is fixed at the Initial Price of the applicable Underlying Securities.

Payment at Maturity

Each series of Notes is linked to the performance of different Underlying Securities and is subject to the particular terms set forth in the table below.

Series of Notes	Coupon per Annum	Underlying Securities	Initial Price	Trigger Price (75% of the Initial Price)

Caterpillar Notes	8.30%	Common Stock of	$68.21	$51.16
		Caterpillar Inc.

Dell Notes	9.60%	Common Stock of	$24.31	$18.23
		Dell Inc.

Motorola Notes	10.10%	Common Stock of	$18.90	$14.18
		Motorola, Inc.

Schlumberger	10.60%	Common Stock of	$63.55	$47.66
Notes		Schlumberger Ltd.

For each series of Notes in which you invest, you will receive a payment at maturity per Principal Amount of the Notes, which will be calculated as follows:

  Principal Amount in cash, if the market price of the applicable Underlying Securities has not closed below the Trigger Price on any trading day during the Observation Period;
  or
  One share of the applicable Underlying Securities (subject to antidilution adjustments), if the market price of the applicable Underlying Securities has closed below the Trigger Price on any trading day during the Observation Period.

The likelihood of the market price of the applicable Underlying Securities closing below the Trigger Price on any trading day during the Observation Period will depend in large part on the volatility of the market price of the applicable Underlying Securities—the frequency and magnitude of changes in the market price of the applicable Underlying Securities. If you receive shares of the Underlying Securities at maturity, their market value may be worth less than 100% of the Principal Amount of your Notes or may be worthless.

Specific Terms of the Notes

Maturity Date

The Notes will mature on February 28, 2008, unless that day is not a business day, in which case the maturity date will be the next following business day. If the fifth business day before this applicable day does not qualify as the final valuation date as determined in accordance with “—Final Valuation Date” below, then the maturity date will be the fifth business day following the final valuation date. The calculation agent may postpone the final valuation date—and therefore the maturity date—if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events under “—Market Disruption Event” below.

The postponement of the maturity date for one series of Notes will not affect the maturity date for any other series of Notes.

Regular Record Dates for Interest

The regular record date relating to an interest payment date for the Notes will be the business day prior to the interest payment date. For the purpose of determining the holder at the close of business on a regular record date, the close of business will mean 5:00 p.m., New York City time, on that day.

Final Valuation Date

The final valuation date will be February 21, 2008, unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the final valuation date will be the first following business day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the final valuation for the Notes be postponed by more than ten business days.

The postponement of the final valuation date for one series of Notes will not affect the final valuation date for any other series of Notes.

Market Price

The market price of the applicable Underlying Securities on any day will be determined based on the closing sale price or last reported sale price, regular way, for the applicable Underlying Securities on a per-share basis on the principal national securities exchange on which such Underlying Securities are listed for trading on such day. In the event that the Underlying Securities cease to be so listed, the market price of the Underlying Securities will be the average, as determined by the calculation agent in its sole discretion, of the bid prices for the Underlying Securities obtained from as many dealers in the Underlying Securities selected by the calculation agent (which may include the calculation agent or any affiliate of the calculation agent or of the issuer of the Underlying Securities) as will make such bid prices available to the calculation agent (provided that the number of such dealers need not exceed three).

Market Disruption Event

The calculation agent will determine the market price of the Underlying Securities of each series of Notes on the final valuation date. As described above, the final valuation date for any series of Notes may be postponed, and thus the determination of the market price for the Underlying Securities of that series of Notes may be postponed, if the calculation agent determines that, on the final valuation date for a series of Notes, a market disruption event has occurred or is continuing for any series of Notes. If such a postponement occurs, the calculation agent will use the market price of the applicable Underlying Securities on the first trading day on which no market disruption event occurs or is continuing with respect to that series of Notes. In no event, however, will the determination of the Share market price for the Underlying Securities of any series of Notes be postponed by more than ten business days.

Specific Terms of the Notes

If the determination of the market price for the Underlying Securities of a series of Notes is postponed to the last possible day, but a market disruption event occurs or is continuing on that day with respect to that series of Notes, that day will nevertheless be the date on which the market price for the Underlying Securities of that series of Notes will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the market price for the Underlying Securities of that series of Notes that would have prevailed in the absence of the market disruption event.

Any of the following will be a market disruption event with regard to a particular series of Notes:

  a suspension, absence or material limitation of trading in the applicable Underlying Securities in their primary market for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion a suspension, absence or material limitation of trading in option or futures contracts relating to the applicable Underlying Securities, if available, in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion the applicable Underlying Securities do not trade on what was, on the trade date, the primary market for the applicable Underlying Securities, as determined by the calculation agent in its sole discretion in any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to that series of Notes that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging”

The following events will not be market disruption events:

  a limitation on the hours or numbers of days of trading in the applicable Underlying Securities in their primary market, but only if the limitation results from an announced change in the regular business hours of the relevant market a decision to permanently discontinue trading in the option or futures contracts relating to the applicable Underlying Securities

For this purpose, for any series of Notes, an “absence of trading” in the primary securities market on which option or futures contracts related to the applicable Underlying Securities, if available, are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

In contrast, for any series of Notes, a suspension or limitation of trading in option or futures contracts related to the applicable Underlying Securities, if available, in the primary market for those contracts, by reason of any of:

  a price change exceeding limits set by that market
  an imbalance of orders relating to those contracts or
  a disparity in bid and ask quotes relating to those contracts will constitute a suspension or material limitation of trading in option or futures contracts, as the case may be, related to the applicable Underlying Securities in the primary market for those contracts.

A market disruption event for one series of Notes will not necessarily be a market disruption event for any other series of Notes.

Specific Terms of the Notes

Antidilution Adjustments

For any series of Notes, the number of Underlying Securities that may be required to be delivered at maturity in the event that the market price of the applicable Underlying Securities has closed below the Trigger Price on any trading day during the Observation Period is subject to adjustments by the calculation agent as a result of the dilution and reorganization adjustments described in this section. The adjustments described below do not cover all events that could affect the value of the Notes. We describe the risks relating to dilution above under “Risk Factors—You have limited antidilution protection” on page S-19.

How adjustments will be made

If one of the events described below occurs with respect to your series of Notes and the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of the applicable Underlying Securities, the calculation agent will calculate such corresponding adjustment to the number of Underlying Securities that may be required to be delivered at maturity as the calculation agent determines appropriate to account for that diluting or concentrative effect. For example, if an adjustment is required because of a two-for-one stock split, then the number of Underlying Securities per Note will be doubled. The calculation agent will also determine the effective date of that adjustment, and the replacement of the Underlying Securities, if applicable, in the event of a consolidation or merger of the applicable Underlying Securities Issuer. Upon making any such adjustment, the calculation agent will give notice as soon as practicable to the trustee, stating the adjustment to the number of Underlying Securities.

If more than one event requiring adjustment occurs, the calculation agent will make an adjustment for each event in the order in which the events occur, and on a cumulative basis. Thus, having adjusted the number of Underlying Securities that may be required to be delivered at maturity for the first event, the calculation agent will adjust the number of Underlying Securities for the second event, applying the required adjustment to the number of Underlying Securities as already adjusted for the first event, and so on for any subsequent events.

If an event requiring antidilution adjustment occurs, the calculation agent will make any adjustments with a view to offsetting, to the extent practical, any change in your economic position relative to the Notes that results solely from that event. The calculation agent may, in its sole discretion, modify any antidilution adjustments as necessary to ensure an equitable result.

The calculation agent will make all determinations with respect to antidilution adjustments affecting a particular series of Notes, including any determination as to whether an event requiring adjustment has occurred, as to the nature of the adjustment required and how it will be made or as to the value of any property distributed in a reorganization event with respect to those Notes, and will do so in its sole discretion. In the absence of manifest error, those determinations will be conclusive for all purposes and will be binding on you and us, without any liability on the part of the calculation agent. The calculation agent will provide information about any adjustments it makes upon your written request.

The following events are those that may require an antidilution adjustment:

  a subdivision, consolidation or reclassification of the applicable Underlying Securities or a free distribution or dividend of the applicable Underlying Securities to existing holders of the applicable Underlying Securities by way of bonus, capitalization or similar issue a distribution or dividend to existing holders of the applicable Underlying Securities of:
  additional Underlying Securities,

Specific Terms of the Notes

  other share capital or securities granting the right to payment of dividends and/or proceeds of liquidation of the applicable Underlying Securities Issuer equally or proportionately with such payments to holders of the applicable Underlying Securities, or any other type of securities, rights or warrants in any case for payment (in cash or otherwise) at less than the prevailing market price as determined by the calculation agent the declaration by the applicable Underlying Securities Issuer of an extraordinary or special dividend or other distribution whether in cash or additional Underlying Securities or other assets a repurchase by the applicable Underlying Securities Issuer of its common stock whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise a consolidation of the applicable Underlying Securities Issuer with another company or merger of the applicable Underlying Securities Issuer with another company any other similar event that may have a diluting or concentrative effect on the theoretical value of the applicable Underlying Securities

Stock Splits

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth less as a result of a stock split.

If the applicable Underlying Securities are subject to a stock split, then the calculation agent will adjust the number of applicable Underlying Securities to equal the sum of the prior number of Underlying Securities per Note—i.e., the number of applicable Underlying Securities before that adjustment—plus the product of (1) the number of new shares issued in the stock split with respect to one share of the applicable Underlying Securities and (2) the prior number of applicable Underlying Securities.

Reverse Stock Splits

A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth more as a result of a reverse stock split.

If the applicable Underlying Securities are subject to a reverse stock split, then the calculation agent will adjust the number of applicable Underlying Securities to equal the product of the prior number of applicable Underlying Securities and the quotient of (1) the number of applicable Underlying Securities outstanding immediately after the reverse stock split becomes effective and (2) the number of applicable Underlying Securities outstanding immediately before the reverse stock split becomes effective.

Stock Dividends

In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share is worth less as a result of a stock dividend.

If the applicable Underlying Securities are subject to a stock dividend payable in applicable Underlying Securities, then the calculation agent will adjust the number of applicable Underlying Securities to equal the sum of the prior number of applicable Underlying Securities plus the product of (1) the number of shares issued in the stock dividend with respect to one share of the applicable Underlying Securities and (2) the prior number of applicable Underlying Securities.

Specific Terms of the Notes

Other Dividends and Distributions

The number of applicable Underlying Securities for a particular series of Notes will not be adjusted to reflect dividends or other distributions paid with respect to the applicable Underlying Securities, other than:

  stock dividends described above,
  issuances of transferable rights and warrants with respect to the applicable Underlying Securities as described in “—Transferable Rights and Warrants” below distributions that are spin-off events described in ‘‘—Reorganization Events’’ on page S-39, and extraordinary dividends described below.

For any series of Notes, a dividend or other distribution with respect to the applicable Underlying Securities will be deemed to be an extraordinary dividend if its per share value exceeds that of the immediately preceding non-extraordinary dividend, if any, for the applicable Underlying Securities by an amount equal to at least 10% of the market price of the applicable Underlying Securities on the business day before the ex-dividend date. The ex-dividend date for any dividend or other distribution is the first day on which the applicable Underlying Securities trades without the right to receive that dividend or distribution.

If an extraordinary dividend occurs with respect to the applicable Underlying Securities, the calculation agent will adjust the number of applicable Underlying Securities to equal the product of (1) the prior number of applicable Underlying Securities and (2) a fraction, the numerator of which is the market price of the applicable Underlying Securities on the business day before the ex-dividend date and the denominator of which is the amount by which that market price exceeds the extraordinary dividend amount.

The extraordinary dividend amount with respect to an extraordinary dividend for the applicable Underlying Securities equals:

  for an extraordinary dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary dividend per Underlying Security minus the amount per Underlying Security of the immediately preceding dividend, if any, that was not an extraordinary dividend for the applicable Underlying Securities, or for an extraordinary dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary dividend.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent in its sole discretion. A distribution on the applicable Underlying Securities that is a dividend payable in applicable Underlying Securities that is also an extraordinary dividend, or an issuance of rights or warrants with respect to the applicable Underlying Securities that is also an extraordinary dividend, will result in an adjustment to the number of applicable Underlying Securities only as described in “—Stock Dividends” above, “—Transferable Rights and Warrants” below, as the case may be, and not as described here.

Transferable Rights and Warrants

If the applicable Underlying Securities Issuer issues transferable rights or warrants to all holders of the applicable Underlying Securities to subscribe for or purchase such Underlying Securities at an exercise price per share that is less than the market price of such Underlying Securities on the business day before

Specific Terms of the Notes

the ex-dividend date for issuance, then the number of applicable Underlying Securities will be adjusted by multiplying the prior number of applicable Underlying Securities by the following fraction:

  the numerator will be the number of the applicable Underlying Securities outstanding at the close of business on the day before that ex-dividend date plus the number of additional Underlying Securities offered for subscription or purchase under those transferable rights or warrants, and the denominator will be the number of the applicable Underlying Securities outstanding at the close of business on the day before that ex-dividend date plus the product of (1) the total number of additional Underlying Securities offered for subscription or purchase under the transferable rights or warrants and (2) the exercise price of those transferable rights or warrants divided by the market price on the business day before that ex-dividend date.

Reorganization Events

For any series of Notes, each of the following is a reorganization event:

  the applicable Underlying Securities are reclassified or changed, the applicable Underlying Securities Issuer has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but all outstanding applicable Underlying Securities are exchanged for or converted into other property, a statutory share exchange involving outstanding applicable Underlying Securities and the securities of another entity occurs, other than as part of an event described above, the applicable Underlying Securities Issuer sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity, the applicable Underlying Securities Issuer effects a spin-off, that is, issues to all holders of the applicable Underlying Securities equity securities of another issuer, other than as part of an event described above, or the applicable Underlying Securities Issuer is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, or another entity completes a tender or exchange offer for all the outstanding applicable Underlying Securities.

Adjustments for Reorganization Events

If a reorganization event occurs with respect to a series of Notes, then the calculation agent will adjust the number of applicable Underlying Securities by adjusting the amount and type of property or properties—whether cash, securities, other property or a combination—that a prior holder of the number of applicable Underlying Securities represented by its investment in that series of Notes would have been entitled to by an amount of applicable Underlying Securities equal to the value of what a holder of the applicable Underlying Securities would hold after the reorganization event has occurred. We refer to this new property as the distribution property.

For the purpose of making an adjustment required by a reorganization event, the calculation agent, in its sole discretion, will determine the value of each type of distribution property. For any distribution property consisting of a security, the calculation agent will use the market price of the security on the relevant exchange notice date. The calculation agent may value other types of property in any manner it determines, in its sole discretion, to be appropriate. If a holder of the applicable Underlying Securities may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type

Specific Terms of the Notes

distributed to a holder of the applicable Underlying Securities that makes no election, as determined by the calculation agent in its sole discretion.

If a reorganization event occurs with respect to the applicable Underlying Securities and the calculation agent adjusts the number of applicable Underlying Securities for your series of Notes to consist of the distribution property in the event as described above, the calculation agent will make further antidilution adjustments for any later events that affect the distribution property, or any component of the distribution property, comprising the new number of applicable Underlying Securities for that series of Notes. The calculation agent will do so to the same extent that it would make adjustments if the applicable Underlying Securities were outstanding and were affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the number of applicable Underlying Securities, the required adjustment will be made with respect to that component, as if it alone were the number of applicable Underlying Securities.

For example, if the applicable Underlying Securities Issuer merges into another company and each Underlying Security is converted into the right to receive two common shares of the surviving company and a specified amount of cash, the number of applicable Underlying Securities for each Note in the particular series will be adjusted to consist of two common shares of the surviving company and the specified amount of cash. The calculation agent will adjust the common share component of the new number of applicable Underlying Securities for each Note in the particular series, to reflect any later stock split or other event, including any later reorganization event, that affects the common shares of the surviving company, to the extent described in this section entitled “—Antidilution Adjustments,” as if the common shares were issued by the applicable Underlying Securities Issuer. In that event, the cash component will not be adjusted but will continue to be a component of the number of applicable Underlying Securities for that particular series (with no interest adjustment).

In this prospectus supplement, references to the calculation agent adjusting the number of applicable Underlying Securities in respect of a dilution event mean that the calculation agent will adjust the number of applicable Underlying Securities for that series of Notes in the manner described in this subsection if the dilution event is a reorganization event. If a reorganization event occurs, the distribution property distributed in the event will be substituted for the applicable Underlying Securities as described above. Consequently, in this prospectus supplement, references to the applicable Underlying Securities mean any distribution property that is distributed in a reorganization event and comprises the adjusted number of applicable Underlying Securities for the particular series of Notes. Similarly, references to the applicable Underlying Securities Issuer mean any successor entity in a reorganization event affecting that issuer.

Redemption Price Upon Optional Tax Redemption

We have the right to redeem the Notes in the circumstances described under “Description of Debt Securities We May Offer—Optional Tax Redemption” in the accompanying prospectus. If we exercise this right, the redemption price of the Notes will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

Default Amount on Acceleration

If an event of default occurs and the maturity of the Notes is accelerated, we will pay the default amount in respect of the principal of the Notes at maturity. We describe the default amount below under “—Default Amount.”

For the purpose of determining whether the holders of our Series A medium-term notes, of which the Notes are a part, are entitled to take any action under the indenture, we will treat the outstanding Principal Amount of the Notes as the outstanding Principal Amount of that Note. Although the terms of the Notes may differ from those of the other Series A medium-term notes, holders of specified

Specific Terms of the Notes

percentages in Principal Amount of all Series A medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A medium-term notes, including the Notes. This action may involve changing some of the terms that apply to the Series A medium-term notes, accelerating the maturity of the Series A medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under “Description of Notes We May Offer—Default, Remedies and Waiver of Default” and “—Modification and Waiver of Covenants.”

Default Amount

The default amount for the Notes on any day will be an amount, in U.S. Dollars for the principal of the Notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Notes. That cost will equal:

  the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Notes, which we describe below, the holders of the Notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

  no quotation of the kind referred to above is obtained, or every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the Principal Amount of the Notes.

Specific Terms of the Notes

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

  A-1 or higher by Standard & Poor’s Ratings Group or any successor, or any other comparable rating then used by that rating agency, or
  P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Delisting or suspension of trading of the applicable Underlying Securities

If the applicable Underlying Securities are delisted or trading of the applicable Underlying Securities is suspended, and a major U.S. exchange or market lists or approves for trading successor or substitute securities that the calculation agent determines in its sole discretion to be comparable to the applicable Underlying Securities (“successor securities”), then at maturity you may receive successor securities equal to the market price of the applicable Underlying Securities as per the final valuation date, if any, you would have otherwise received, as determined by the calculation agent in accordance with the procedure described under “— Market Price” on page S-34.

If the successor securities that the calculation agent determines to be comparable to the applicable Underlying Securities are not listed or approved for trading on a major U.S. exchange or market, at maturity you may receive a number of successor or substitute securities selected by the calculation agent in its sole discretion equal to the market price of the applicable Underlying Securities as per the final valuation date, if any, that you would have otherwise received, as determined by the calculation agent in accordance with the procedure described under “— Market Price” on page S-34.

If the applicable Underlying Securities are delisted or trading of the applicable Underlying Securities is suspended, and the calculation agent determines in its sole discretion that no successor securities or other successor or substitute securities comparable to the applicable Underlying Securities exist, at maturity you will receive cash in an amount equal to the market price of the applicable Underlying Securities as per the final valuation date, if any, that you would have otherwise received, as determined by the calculation agent in accordance with the procedure described under “— Market Price” on page S-34.

Manner of Payment and Delivery

Any payment on or delivery of the Notes at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Notes are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary. We may make any delivery of Underlying Securities in the form of physical certificates ourselves or cause our agent to do so on our behalf.

Business Day

When we refer to a business day with respect to the Notes, we mean a day that is a business day of the kind described under “Description of Debt Securities We May Offer—Payment Mechanics for Debt Securities” in the attached prospectus.

Specific Terms of the Notes

Modified Business Day

As described under “Description of Debt Securities We May Offer—Payment Mechanics for Debt Securities” in the attached prospectus, any payment on the Notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under “Maturity Date” and “Final Valuation Date” above.

Role of Calculation Agent

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the Notes without notice. The calculation agent will make all determinations regarding the value of the Notes at maturity, the market price of the applicable Underlying Securities, antidilution adjustments, market disruption events, business days, the default amount and the amount payable in respect of your Notes. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Booking Branch

The Notes will be booked through UBS AG, Jersey Branch.

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Notes for the purposes we describe in the attached prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Notes as described below.

In anticipation of the sale of the Notes, we or our affiliates expect to enter into hedging transactions involving purchases of the applicable Underlying Securities and/or listed and/or over-the-counter options, futures or exchange-traded funds on the applicable Underlying Securities prior to and/or on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

  acquire or dispose of the applicable Underlying Securities or securities of the applicable Underlying Securities Issuer, acquire or dispose of positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the applicable Underlying Securities, acquire or dispose of positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of any components of the U.S. equity markets, or any combination of the three.

We or our affiliates may acquire a long or short position in securities similar to the Notes from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve sales or purchases of the applicable Underlying Securities, listed or over-the-counter options, futures, exchange-traded funds or other instruments on the applicable Underlying Securities or listed or over-the-counter options, futures, exchange-traded funds or other instruments on indices designed to track the performance of any components of the U.S. equity markets.

The hedging activity discussed above may adversely affect the market value of the Notes from time to time. See “Risk Factors” on page S-18 for a discussion of these adverse effects.

Capitalization of UBS

The following table sets forth the consolidated capitalization of UBS in accordance with International Financial Reporting Standards and translated into U.S. dollars.

As of September 30, 2006 (unaudited)	CHF	USD

	(in millions)
Debt
Debt issued(1)	311,351	248,878

Total Debt	311,351	248,878
Minority Interest(2)	6,300	5,036
Shareholders’ Equity	48,403	38,691

Total capitalization	366,054	292,604

(1)	Includes Money Market Paper and Medium Term Notes as per Balance Sheet position.
(2)	Includes Trust preferred securities.

Swiss franc (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = USD 0.79935 (the exchange rate in effect as of September 30, 2006).

Supplemental U.S. Tax Considerations

The following is a general description of certain United States tax considerations relating to the Notes. It does not purport to be a complete analysis of all tax considerations relating to the Notes. Prospective purchasers of the Notes should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Notes and receiving payments of interest, principal and/or other amounts under the Notes. This summary is based upon the law as in effect on the date of this prospectus supplement and is subject to any change in law that may take effect after such date.

The discussion below supplements the discussion under “U.S. Tax Considerations” in the attached prospectus. This discussion applies to you only if you hold your Notes as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

  a dealer in securities, a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings, a bank,
  a life insurance company,
  a tax-exempt organization,
  a person that owns Notes as part of a straddle or a hedging or conversion transaction for tax purposes, or a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the Notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Notes should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Notes.

Except as otherwise noted under “Non-United States Holders” below, this discussion is only applicable to you if you are a United States holder. You are a United States holder if you are a beneficial owner of a Note and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat your Notes as either (i) an investment unit consisting of a debt instrument issued by us to you (the “Debt Portion”) and a contingent forward contract relating to the Underlying Securities entered into with us (the “Contract”) or (ii) a single contingent debt instrument subject to the special rules governing contingent debt instruments. The discussion below discusses the United States federal income tax consequences that

Supplemental U.S. Tax Considerations

would be applicable to you under either characterization. The terms of your Notes, however, require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat your Notes for all tax purposes as an investment unit consisting of the Debt Portion and Contract. In purchasing your Notes, you agree to these terms.

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW YOUR NOTES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN A NOTE ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR NOTES DESCRIBED ABOVE AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR NOTES.

Treatment as an Investment Unit. If your Notes are properly treated as an investment unit consisting of a Debt Portion and Contract, it is likely that the Debt Portion of your Notes would be treated as having been issued for the Principal Amount of the Notes and that interest payments on the Notes would be treated in part as payments of interest and in part as payments for the Contract. Amounts treated as interest would be includible in income by you in accordance with your regular method of accounting for interest for United States federal income tax purposes. Amounts treated as payment for the Contract would likely be deferred and would either be included in income by you upon the maturity, early redemption or sale of your Notes or would reduce the basis of any Underlying Securities you receive upon the maturity or early redemption of your Notes. Except as otherwise noted, the discussion below assumes that the annual payment for the Contract component will be so treated. The terms of your Notes require you and us to treat the Debt Portion as paying annual interest and the Contract as paying annual payments as follows:

Series of Notes	Coupon per Annum	Debt Component	Contract Component

Caterpillar Notes	8.30%	5.37%	2.93%

Dell Notes	9.60%	5.37%	4.23%

Motorola Notes	10.10%	5.37%	4.73%

Schlumberger Notes	10.60%	5.37%	5.23%

A cash payment of the Principal Amount of your Notes upon the maturity of your Notes would likely be treated as (i) payment in full of the Principal Amount of the Debt Portion, which would likely not result in the recognition of gain or loss if you are an initial purchaser of your Notes and (ii) the lapse of the Contract which would likely result in your recognition of short-term capital gain in an amount equal to the amount paid to you for the Contract and deferred as described in the preceding paragraph.

A payment in Underlying Securities upon the maturity of your Notes would likely be treated as (i) payment in full of the Principal Amount of the Debt Portion, which would likely not result in the recognition of gain or loss if you are an initial purchaser of your Notes and (ii) the exercise by us of the Contract and your purchase of Underlying Securities for an amount equal to the Principal Amount of your Notes. Your United States federal income tax basis in the Underlying Securities you receive would equal the Principal Amount of your Notes less the amount of payments you received for the Contract and deferred as described in the second preceding paragraph. Your holding period in the Underlying Securities you receive would begin on the day after you beneficially receive such common stock. If you receive cash in lieu of a fractional share of Underlying Securities, you would recognize a short-term capital gain or loss in an amount equal to the difference between the amount of cash you receive and your tax basis (determined in the manner described above) in the fractional share.

Supplemental U.S. Tax Considerations

Upon an early redemption or sale of your Notes for cash or Underlying Securities, you would be required to apportion the value of the amount you receive between the Debt Portion and Contract on the basis of the values thereof on the date of the redemption or sale. You would recognize gain or loss with respect to the Debt Portion in an amount equal to the difference between (i) the amount apportioned to the Debt Portion and (ii) your adjusted United States federal income tax basis in the Debt Portion (which would generally be equal to the Principal Amount of your Notes if you are an initial purchaser of your Notes). Except to the extent attributable to accrued but unpaid interest with respect to the Debt Portion, such gain or loss would be capital gain or loss. The amount of cash or Underlying Securities that you receive that is apportioned to the Contract (together with any amount of premium received in respect thereof and deferred as described in the preceding paragraph) would be treated as short-term capital gain. If the value of the Debt Portion on the date of the sale or early redemption of your Notes is in excess of the amount you receive upon such sale or early redemption, you would likely be treated as having made a payment (to us in the case of an early redemption or to the purchaser in the case of a sale) equal to the amount of such excess in order to extinguish your rights and obligations under the Contract. In such a case, you would likely recognize short-term capital gain or loss in an amount equal to the difference between the premium you previously received in respect of the Contract and the amount of the deemed payment made by you to extinguish the Contract.

If you are a secondary purchaser of your Notes, you would be required to allocate your purchase price for your Notes between the Debt Portion and Contract based on the respective fair market values of each on the date of purchase. If, however, the portion of your purchase price allocated to the Debt Portion in accordance with the preceding sentence is in excess of your purchase price for your Notes, you would likely be treated for tax purposes as having paid nothing for the Contract (i.e., your purchase price for the Contract would be zero) and as having received a payment for obligating yourself under the Contract (which will be deferred as described in the fourth preceding paragraph) in an amount equal to such excess. The portion of your purchase price that is allocated to the Contract would likely be offset for tax purposes against amounts you subsequently receive with respect to the Contract (including amounts received upon a sale of the Notes that are attributable to the Contract), thereby reducing the amount of gain or increasing the amount of loss you would recognize with respect to the Contract or with respect to the sale of any Underlying Securities you receive upon the exercise of the Contract.

Example of Tax Treatment as an Investment Unit. The following example is for illustrative purposes only. Assume that you purchased a Note on the initial issuance with an underlying stock issued by a hypothetical XYZ Company at par for a principal amount of $60.00 and will receive a 10.60% annual coupon. Assume further that the $6.36 annual coupon consists of an interest payment on the Debt Portion of 5.37%, or $3.22, and a payment with respect to the Contract of 5.23%, or $3.14. Under the treatment agreed to, you would include the interest portion of $3.22 in ordinary income in the year it is received or accrued, depending on your accounting method for tax purposes. Initially, the portion of the coupon attributable to the Contract ($3.14) would not be subject to tax.

For a 12-month Note that is not sold prior to maturity, the coupon payments would total $6.36, $3.22 of which would be taxed as ordinary interest income in the year it is received or accrued and $3.14 of which would not be subject to tax until maturity. If the market price of the common stock of XYZ Company has not closed below the Trigger Price of $45.00 on any trading day during the Observation Period, you would receive your Principal Amount and recognize a short-term capital gain of $3.14 (that is, the amount of the payments previously received by you with respect to the Contract). If market price of the common stock of XYZ Company has closed below the Trigger Price of $45.00 on any trading day during the Observation Period, you would receive one share of common stock of XYZ Company stock for each of your Notes. Your basis in the shares received would be $56.86, which is the Principal Amount less the payments previously made to you with respect to the Contract ($3.14).

Supplemental U.S. Tax Considerations

The above example can be summarized as follows:

Initial investment
Dollars invested in the Note		$60
Annual coupon		10.60%
Debt component of coupon		5.37%
Contract component of coupon		5.23%
Initial price of XYZ company common stock		$60

	Every	Total for
	6 Months	365 Days

Coupon Payment
Debt component of coupon (taxed as ordinary income in
year received or accrued)	$1.61	$3.22
Contract component of coupon (tax impact deferred until maturity)	$1.57	$3.14

Total coupon	$3.18	$6.36
There are two potential outcomes at maturity
1) If the market price of the common stock of XYZ Company has not closed below the Trigger Price of $45 on any trading day during the
Observation Period, then the:
Investor receives repayment of principal		$60
Investor recognizes short-term capital gains tax on the Contract
component of coupon		$3.14

2)	If the market price of the common stock of XYZ Company has closed below the Trigger Price of $45 on any trading day during the Observation Period, then the: Investor receives one share of XYZ common stock, the market value of which depends on the market price of XYZ company.
The cost basis of the stock is:
Initial Investment		$60
Less: Contract component of coupon	–$	3.14

Net cost basis		$56.86

Alternative Characterizations. If your Note is properly treated as a single debt instrument subject to the special U.S. Treasury Regulations governing contingent debt instruments, the amount of interest you would be required to take into account for each accrual period would be determined by constructing a projected payment schedule for your Note and applying rules similar to those for accruing original issue discount on a hypothetical non-contingent debt instrument with that projected payment schedule. This method is applied by first determining the yield at which we would issue a non-contingent fixed rate debt instrument with other terms and conditions similar to the Note and then determining as of the issue date a payment schedule (including all fixed payments of interest actually provided for and a hypothetical payment at maturity) that would produce the comparable yield. These rules would generally have the effect of (i) treating each payment of stated interest on your Note in part as taxable interest income (to the extent of the comparable yield) and thereafter as a tax-free return of capital and (ii) requiring you to use an accrual (rather than the cash receipts and disbursements) method of accounting with respect to interest on your Note.

If your Note is treated as a contingent debt instrument, you would recognize gain or loss upon the sale, early redemption or maturity of your Note in an amount equal to the difference, if any, between the cash or the fair market value of any Underlying Securities received at such time and your adjusted United States federal income tax basis in your Note. In general, your adjusted United States federal income tax

Supplemental U.S. Tax Considerations

basis in your Note would equal the amount you paid for your Note, increased by the amount of interest you previously accrued with respect to your Note (in accordance with the comparable yield and the projected payment schedule) and decreased by the amount of interest payments you received with respect to your Note. Any gain recognized by you upon the sale, early redemption or maturity of your Note would be ordinary interest income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your Note, and thereafter, capital loss. Your holding period in any Underlying Securities received upon the maturity of your Note would begin on the day after your receipt of Underlying Securities.

If your Note is treated as a contingent debt instrument and you purchase your Note in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of your Note, such excess or discount would not be subject to the generally applicable market discount and amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your Note in the secondary market at a price other than the adjusted issue price of your Note, you should consult your tax advisor as to the possible application of such rules to you.

Because there is no specific authority that addresses the tax treatment of your Note, it is possible that your Note could be treated in a manner that differs from that described above. For example, it is possible that payments for the Contract component would not be deferred but would be taxable upon receipt.

Wash Sale Rules. If you purchase your Note at original issue and you sell Underlying Securities prior or subsequent to such purchase, your purchase of a Note will not cause you to be subject to any restriction or limitation with respect to the recognition of loss, if any, for federal income tax purposes upon your sale of Underlying Securities. If you are a secondary purchaser of a Note or if you have shorted Underlying Securities, you should consult your tax advisor regarding the possible application of the wash sale rules to your sale of Underlying Securities prior or subsequent to your purchase of a Note.

Treasury Regulations Requiring Disclosure of Reportable Transactions. Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on Internal Revenue Service Form 8886. An investment in the Notes or a sale of the Notes should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Notes or a sale of the Notes to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Notes.

Backup Withholding and Information Reporting. If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

  payments of principal and interest on a Note within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and the payment of the proceeds from the sale of a Note effected at a United States office of a broker.

Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

  fails to provide an accurate taxpayer identification number, is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or in certain circumstances, fails to comply with applicable certification requirements.

Supplemental U.S. Tax Considerations

Payment of the proceeds from the sale of a Note effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a Note that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

  the proceeds are transferred to an account maintained by you in the United States, the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of a Note effected at a foreign office of a broker will be subject to information reporting if the broker is:

  a United States person,
  a controlled foreign corporation for United States tax purposes, a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or a foreign partnership, if at any time during its tax year:
  one or more of its partners are “U.S. persons,” as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

Non-United States Holders. If you are not a United States holder, you will not be subject to United States withholding tax with respect to payments on your Notes but you may be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Notes unless you comply with certain certification and identification requirements as to your foreign status.

ERISA Considerations

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “disqualified person” (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code (“Plan”). The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code (“Fiduciary”) would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Notes on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. Upon purchasing the Notes, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Notes is eligible for relief under Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23. The discussion above supplements the discussion under “ERISA Considerations” in the attached prospectus.

Supplemental Plan of Distribution

UBS has agreed to sell to UBS Securities LLC and UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. have agreed to purchase from UBS, the aggregate principal amount of the Notes specified on the front cover of this prospectus supplement. UBS Securities LLC and UBS Financial Services Inc. intend to resell the offered Notes at the original issue price applicable to the offered Notes to be resold. UBS Securities LLC and UBS Financial Services Inc. may resell Notes to securities dealers at a discount from the original issue price up to the underwriting discount set forth on the front cover of this prospectus supplement. In the future, we or our affiliates may repurchase and resell the offered Notes in market-making transactions. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the attached prospectus.

UBS may use this prospectus supplement and accompanying prospectus in the initial sale of any Notes. In addition, UBS, UBS Securities LLC, or any other affiliate of UBS may use this prospectus supplement and accompanying prospectus in a market-making transaction for any Notes after its initial sale. In connection with this offering, UBS, UBS Securities LLC, UBS Financial Services Inc., and any other affiliate of UBS or any other securities dealers may distribute this prospectus supplement and accompanying prospectus electronically. Unless stated otherwise in the confirmation of sale delivered by UBS or its agent, this prospectus supplement and accompanying prospectus are being used in a market-making transaction.

We expect to deliver the Notes against payment for the Notes on or about the fifth business day following the date of the pricing of the Notes. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the Notes initially will settle in five business days (T+5), to specify alternative settlement arrangements to prevent a failed settlement.

Annex

The following supplements the discussion under “Supplemental U.S. Tax Considerations” and is subject to the limitations and exceptions expressed therein. It sets forth formulas for investors to use to determine the amount of capital gain and loss and ordinary income to recognize either upon maturity or a sale of the Notes. The formulas assume that the Notes are properly treated as an investment unit consisting of a Debt component and a Contract component, as described in “Supplemental U.S. Tax Considerations”.

Initial Purchasers Holding Notes to Maturity

If the Notes are held to maturity, an initial purchaser will have two potential outcomes:

1)	Short-term capital gain. If a holder receives the principal amount of the Notes in cash, then the holder will recognize short-term capital gain on the Contract component of the Notes determined by multiplying the Aggregate Contract Payments and the Quantity at Maturity: Aggregate Contract Payments - Quantity at Maturity

2)	No tax event. If a holder receives shares of the Underlying Security, the receipt of such shares is nontaxable. A holder’s holding period in the shares of the Underlying Security begins on the day after beneficially receiving such shares.

Initial Purchasers Selling Notes Prior to Maturity

Upon a sale of the Notes, an initial purchaser will recognize:

1)	Ordinary income in respect of any accrued but unpaid interest on the Debt component of the Notes, equal to the Accrued Interest Payment at Sale.

2)	Capital gain or loss in respect of the Debt component of the Notes, equal to the Debt Sale Amount minus the Initial Price, multiplied by the Quantity Sold: (Debt Sale Amount - Initial Price) - Quantity Sold

This capital gain or loss will be long-term capital gain or loss if the holder has held the Notes for longer than a year, and will be short-term capital gain or loss if the holder held the Notes for a year or less.

3)	Short-term capital gain or loss in respect of the Contract component of the Notes, equal to the sum of the following three amounts:

(a)	The portion of the accrued but unpaid coupon on the date of sale attributable to the Contract, equal to the Accrued Contract Payment at Sale.

(b)	The amount of the sales price allocable to the Contract, equal to the Contract Sale Amount multiplied by the Quantity Sold:

Contract Sale Amount - Quantity Sold

(c)	The portion of coupons received prior to the date of sale attributable to the Contract, equal to the Contract Payments Received multiplied by the Quantity Sold:

Contract Payments Received - Quantity Sold

Annex

Secondary Market Purchasers Holding Notes to Maturity

If the Notes are held to maturity, a secondary market purchaser will have two potential outcomes:

1)	Short-term capital gain or loss. If a holder receives the principal amount of the Notes in cash, then the holder will recognizes short-term capital gain or loss on the Contract component of the Notes, equal to the Contract Payments Received minus the Contract Basis, multiplied by the Quantity at Maturity:

•	(Contract Payments Received - Contract Basis) x Quantity at Maturity

2)	No tax event (except as described below). If a holder receives shares of the Underlying Security, the receipt of such shares is nontaxable. A holder’s holding period in the shares of the Underlying Security begins on the day after beneficially receiving such shares.

In addition, a secondary market purchaser will recognize:

1)	Ordinary income equal to any Bond Discount multiplied by the Quantity at Maturity:

Bond Discount x Quantity at Maturity

2)	Capital loss equal to any Bond Premium multiplied by the Quantity at Maturity:

Bond Premium x Quantity at Maturity

This capital loss will be long-term capital loss if the holder has held the Notes for longer than a year, and will be short-term capital loss if the holder held the Notes for a year or less.

Secondary Market Purchasers Selling Notes Prior to Maturity

Upon a sale of the Notes, a secondary purchaser will recognize:

1)	Ordinary income in respect of any accrued but unpaid interest on the Debt component of the Notes, equal the sum of the following two amounts:

(a) the Accrued Coupon at Sale multiplied by the Debt Payment Percentage:

Accrued Coupon at Sale - Debt Payment Percentage

(Unless the Aggregate Adjustment Factor equals zero, in which case it will equal the Accrued Coupon at Sale minus the Accrued Coupon at Purchase, multiplied by the Debt Payment Percentage:
plus

(Accrued Coupon at Sale - Accrued Coupon at Purchase) x Debt Payment Percentage

(b)	if there is Bond Discount, the lesser of:

	(1)	the Bond Discount multiplied by the Quantity Sold:

Bond Discount x Quantity Sold

and

	(2)	the Debt Sale Amount minus the Debt Purchase Amount, multiplied by the Quantity Sold:

(Debt Sale Amount - Debt Purchase Amount) x Quantity Sold

Annex

2)	Capital gain or loss in respect of the Debt component of the Notes, equal to:

	(a)	the Debt Sale Amount minus the Debt Purchase Amount multiplied by the Quantity Sold:

	•	(Debt Sale Amount -Debt Purchase Amount) x Quantity Sold;
minus

(b) the amount computed in #1(b) above.

This capital gain or loss will be long-term capital loss if the holder has held the Notes for longer than a year, and will be short-term capital gain or loss if the holder held the Notes for a year or less.

3)	Short-term capital gain or loss in respect of the Contract component of the Notes, equal to the sum of the following three amounts:

	(a)	The amount of the sales price allocable to the Contract minus the Contract Basis, multiplied by the Quantity Sold:

(Contract Sale Amount - Contract Basis) x Quantity Sold

	(b)	The portion of the accrued but unpaid coupon on the date of sale attributable to the Contract, equal to the Accrued Contract Payment at Sale.

	(c)	The portion of coupons received prior to the date of sale attributable to the Contract, equal to the Contract Payments Received multiplied by the Quantity Sold:

Contract Payments Received x Quantity Sold

Defined Terms as Used in this Annex:

“Accrued Contract Payment at Purchase” is equal to the Accrued Coupon at Purchase multiplied by the Contract Payment Percentage:

  Accrued Coupon at Purchase x Contract Payment Percentage

  “Accrued Contract Payment at Sale” is equal to the Accrued Coupon at Sale multiplied by the Contract Payment Percentage:

  Accrued Coupon at Sale x Contract Payment Percentage

  “Accrued Coupon at Purchase” is labeled “Accrued Interest” on a secondary purchaser’s confirmation of purchase.

  “Accrued Coupon at Sale” is labeled “Accrued Interest” on a holder’s confirmation of sale.

  “Accrued Interest Payment at Purchase” is equal to the Accrued Coupon at Purchase multiplied by the Debt Payment Percentage:

  Accrued Coupon at Purchase x Debt Payment Percentage

  “Accrued Interest Payment at Sale” is equal to the Accrued Coupon at Sale multiplied by the Debt Payment Percentage:

  Accrued Coupon at Sale x Debt Payment Percentage

       “Aggregate Adjustment Factor” is equal to the Sale Adjustment Factor minus the Purchase Adjustment Factor:

  Sale Adjustment Factor x Purchase Adjustment Factor

Annex

  “Aggregate Contract Payments” is equal to the Aggregate Coupon Payments multiplied by the Contract Payment Percentage:

  Aggregate Coupon Payments x Contract Payment Percentage

  “Aggregate Coupon Payments” is equal to the coupon rate (see “Coupon per Annum” on page S-1 of Prospectus Supplement) multiplied by the Initial Price:

  Coupon per Annum - Initial Price

  “Bond Discount” is equal to the Initial Price minus the Debt Purchase Amount:

  Initial Price - Debt Purchase Amount

  If the Debt Purchase Amount is equal to or greater than the Initial Price, there is no Bond Discount.

  “Bond Premium” is equal to the Debt Purchase Amount minus the Initial Price:

  Debt Purchase Amount -   Initial Price

  If the Debt Purchase Amount is equal to or less than the Initial Price, there is no Bond Premium.

  “Bond Value at Purchase” is labeled “Bond Value” on a holder’s confirmation of purchase.

  “Bond Value at Sale” is labeled “Bond Value” on a holder’s confirmation of sale.

  “Contract Basis” is equal to the Contract Purchase Amount plus the Accrued Contract Payment at Purchase:

  Contract Purchase Amount + Accrued Contract Payment at Purchase

  This amount may be positive or negative.

  “Contract Payment Percentage” is provided on page S-5 of the Prospectus Supplement.

  “Contract Payments Received” is equal to the Aggregate Contract Payments multiplied by the Aggregate Adjustment Factor, divided by 4:

  (Aggregate Contract Payments x Aggregate Adjustment Factor) / 4.

  “Contract Purchase Amount” is equal to the Purchase Price minus the Debt Purchase Amount:

      Purchase Price - Debt Purchase Amount This amount may be positive or negative.

  “Contract Sale Amount” is equal to the Sale Price minus the Debt Sale Amount:

  Sale Price - Debt Sale Amount

  The amount may be positive or negative.

  “Debt Payment Percentage” is provided on page S-5 of the Prospectus Supplement.

  “Debt Purchase Amount” is equal to the Bond Value at Purchase multiplied by the Initial Price:

  Bond Value at Purchase x Initial Price

  “Debt Sale Amount” is equal to the Bond Value at Sale multiplied by the Initial Price:

  Bond Value at Sale x Initial Price

  “Initial Price” is provided on page S-1 of the Prospectus Supplement.

Annex

“Purchase Adjustment Factor” is equal to:

    0 if the Notes are purchased before the first coupon date of May 29, 2007
    1 if the Notes are purchased after the first coupon date of May 29, 2007
    2 if the Notes are purchased after the second coupon date of August 28, 2007
    3 if the Notes are purchased after the third coupon date of November 28, 2007.

  “Purchase Price” is labeled “Price” on a holder’s confirmation of purchase.

  “Quantity at Maturity” is the number of Notes held by the holder at maturity.

  “Quantity Purchased” is labeled “Quantity” on a holder’s confirmation of purchase.

  “Quantity Sold” is labeled “Quantity” on a holder’s confirmation of sale.

  “Sale Adjustment Factor” is equal to:

    0 if the Notes are sold prior to the first coupon date of May 29, 2007
    1 if the Notes are sold after the first coupon date of May 29, 2007
    2 if the Notes are sold after the second coupon date of August 28, 2007
    3 if the Notes are sold after the third coupon date of November 28, 2007
    4 if the Notes are held until maturity.

  “Sale Price” is labeled “Price” on a holder’s confirmation of sale.

  “Underlying Security” is the common stock of the relevant equity security underlying the holder’s Notes (i.e., Caterpillar Inc., Dell Inc., Motorola, Inc., and Schlumberger Limited).

You should rely only on the information
incorporated by reference or provided in this
prospectus supplement or the accompanying
prospectus. We have not authorized anyone
to provide you with different information.
We are not making an offer of these
securities in any state where the offer is not
permitted. You should not assume that the
information in this prospectus supplement is
accurate as of any date other than the date
on the front of the document.
		Yield Optimization Notes
		with Contingent Protection

TABLE OF CONTENTS

Prospectus Supplement

Prospectus Supplement Summary	S-1
Risk Factors	S-18	UBS AG $5,265,948.42 Notes linked to
The Underlying Securities	S-24	the common stock of Caterpillar Inc.
Valuation of the Notes	S-31	due February 28, 2008
Specific Terms of the Notes	S-32
Use of Proceeds and Hedging	S-44
Capitalization of UBS	S-45	UBS AG $3,857,802.52 Notes linked to
Supplemental U.S. Tax Considerations	S-46	the common stock of Dell Inc. due
ERISA Considerations	S-52	February 28, 2008
Supplemental Plan of Distribution	S-53

Prospectus		UBS AG $5,063,782.50 Notes linked to
		the common stock of Motorola, Inc.
Prospectus Summary	3	due February 28, 2008
Cautionary Note Regarding Forward-Looking
Information	5
Incorporation of Information About UBS	7
Where You Can Find More Information	8	UBS AG $11,838,030.45 Notes linked
Presentation of Financial Information	9	to the common stock of Schlumberger
Limitations on Enforcement of U.S. Laws		Ltd. due February 28, 2008
Against UBS AG, Its Management
and Others	10
Capitalization of UBS	10	Prospectus Supplement
UBS	11
Use of Proceeds	13
Description of Debt Securities We May Offer .	14	February 21, 2007
Description of Warrants We May Offer	36	(To Prospectus dated March 27, 2006)
Legal Ownership and Book-Entry Issuance	53
Considerations Relating to Indexed Securities	59
Considerations Relating to Securities
Denominated or Payable In or Linked
to a Non-U.S. Dollar Currency	62
U.S. Tax Considerations	65
Tax Considerations Under The Laws
of Switzerland	76
ERISA Considerations	78
Plan of Distribution	79
Validity of the Securities	82
Experts	82

		UBS Investment Bank UBS Financial Services Inc.